                                                                   EXHIBIT 10.18







                          SECURITIES PURCHASE AGREEMENT

                                     between

                          PSYCHIATRIC SOLUTIONS, INC.,

                                       and

                        THE 1818 MEZZANINE FUND II, L.P.








                         ------------------------------

                           Dated as of: June 28, 2002

                         ------------------------------












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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS..............................................................1

     1.1            Definitions....................................................1
     1.2            Accounting Terms; Financial Covenants.........................16

ARTICLE II PURCHASE AND SALE......................................................16

     2.1            Purchase and Sale of Note and Initial Warrants................16
     2.2            Additional Loans..............................................17
     2.3            Fees..........................................................17
     2.4            Initial Closing...............................................17
     2.5            Additional Closings...........................................17

ARTICLE III CONDITIONS TO THE OBLIGATION OF THE PURCHASER TO CLOSE................20

     3.1            Representations and Warranties True...........................20
     3.2            Compliance with this Agreement................................20
     3.3            Officers' Certificate.........................................20
     3.4            Secretary's Certificates......................................20
     3.5            Documents.....................................................20
     3.6            Purchase Permitted by Applicable Laws; Legal Investment.......21
     3.7            Opinion of Counsel............................................21
     3.8            Approval of Counsel to the Purchaser..........................21
     3.9            Consents and Approvals........................................21
     3.10           No Material Adverse Change....................................21
     3.11           Investor Rights Agreement.....................................21
     3.12           Co-Sale Agreement.............................................21
     3.13           Voting Agreement..............................................21
     3.14           Subsidiaries' Guarantee.......................................21
     3.15           Subordination Agreement.......................................21
     3.16           Market Conditions.............................................22
     3.17           No Litigation.................................................22
     3.18           No Default or Breach..........................................22
     3.19           Repayment of Promissory Notes.................................22
     3.20           Credit Agreement..............................................22
     3.21           Amendment to Credit Agreement.................................23
     3.22           PMR Letter Agreement..........................................23
     3.23           Aeries Healthcare.............................................23
     3.24           Junior Subordination Agreements...............................23
     3.25           Amending Agreement............................................23
     3.26           PMR Consent...................................................23
     3.27           Amendment to By-laws..........................................23
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                                        i
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     3.28           Waiver of Rights..............................................23
     3.29           Fees and Expenses.............................................23

ARTICLE IV CONDITIONS TO THE OBLIGATION  OF THE COMPANY TO CLOSE..................24

     4.1            Representations and Warranties True...........................24
     4.2            Compliance with this Agreement................................24
     4.3            Consents and Approvals........................................24

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................24

     5.1            Corporate Existence and Power.................................24
     5.2            Corporate Authorization; No Contravention.....................25
     5.3            Governmental Authorization; Third Party Consents..............25
     5.4            Binding Effect................................................25
     5.5            No Legal Bar..................................................26
     5.6            Litigation....................................................26
     5.7            No Default or Breach..........................................26
     5.8            Title to Properties...........................................26
     5.9            Investment Company............................................26
     5.10           Subsidiaries..................................................27
     5.11           Financial Condition; No Undisclosed Liabilities...............27
     5.12           No Material Adverse Change....................................28
     5.13           Capitalization................................................28
     5.14           Solvency......................................................30
     5.15           Private Offering..............................................30
     5.16           Broker's, Finder's or Similar Fees............................30
     5.17           Full Disclosure...............................................30
     5.18           Anti-Dilution Protection; Preemptive Rights...................30
     5.19           Investor Rights Agreements....................................31
     5.20           Projections...................................................31
     5.21           Labor Relations...............................................31
     5.22           ERISA and Employee Benefit Plans..............................31
     5.23           Environmental Matters.........................................32
     5.24           Taxes.........................................................34
     5.25           Intellectual Property.........................................34
     5.26           Potential Conflicts of Interest...............................35
     5.27           Trade Relations...............................................35
     5.28           Outstanding Borrowing.........................................36
     5.29           Material Contracts............................................36
     5.30           Insurance.....................................................36
     5.31           Compliance with Laws..........................................37
     5.32           Assets, Licenses, Etc.........................................37
     5.33           Aeries Healthcare Acquisition.................................37
     5.34           Regulatory Matters............................................37
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                                       ii
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ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE PURCHASER........................42

     6.1            Existence and Power...........................................42
     6.2            Authorization; No Contravention...............................43
     6.3            Binding Effect................................................43
     6.4            No Legal Bar..................................................43
     6.5            Purchase for Own Account......................................43
     6.6            Accredited Investor...........................................44
     6.7            Broker's, Finder's or Similar Fees............................44

ARTICLE VII INDEMNIFICATION.......................................................44

     7.1            Indemnification by the Company................................44
     7.2            Notification..................................................45
     7.3            Investor Rights Agreement.....................................45

ARTICLE VIII FINANCIAL COVENANTS..................................................46

     8.1            Minimum Census. ..............................................46
     8.2            Total Consolidated Leverage Ratio.............................46
     8.3            Senior Consolidated Leverage Ratio............................46
     8.4            Consolidated Interest Coverage Ratio..........................46
     8.5            Consolidated Fixed Charge Ratio...............................47

ARTICLE IX AFFIRMATIVE COVENANTS..................................................47

     9.1            Financial Statements..........................................47
     9.2            Certificates; Other Information...............................49
     9.3            Preservation of Corporate Existence...........................49
     9.4            Payment of Obligations........................................49
     9.5            Compliance with Laws..........................................49
     9.6            Notices.......................................................50
     9.7            Issue Taxes...................................................50
     9.8            Inspection; Confidentiality...................................50
     9.9            Use of Proceeds...............................................51
     9.10           Payment of the Note...........................................51
     9.11           Subsidiaries' Guarantee.......................................51
     9.12           PMR Guarantee.................................................51
     9.13           No Inconsistent Agreements....................................51
     9.14           Reservations of Shares........................................52
     9.15           Registration and Listing......................................52
     9.16           Allocation for Tax Purposes...................................52
     9.17           Register of the Note..........................................52
     9.18           Payment Upon Liquidation......................................53
     9.19           Right of First Refusal........................................53

ARTICLE X NEGATIVE COVENANTS......................................................54

     10.1           Restrictions on Indebtedness..................................54
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                                       iii

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     10.2           Restrictions on Liens.........................................55
     10.3           Investments...................................................57
     10.4           Disposition of Assets.........................................57
     10.5           Mergers, Etc.  ...............................................57
     10.6           Assumptions, Guaranties, Etc. of Indebtedness of Other
                    Persons.......................................................57
     10.7           ERISA.........................................................58
     10.8           Distributions.................................................58
     10.9           Sale and Leaseback............................................58
     10.10          Transactions with Affiliates..................................58
     10.11          Change in Business............................................59
     10.12          PMR Merger Agreement..........................................59
     10.13          Drawdown Acquisition Documents................................59
     10.14          Stock Option Plan.............................................59
     10.15          Organizational Documents; Etc.................................59
     10.16          Payment on Subordinated Debt..................................60

ARTICLE XI DEFAULTS AND REMEDIES..................................................60

     11.1           Events of Default.............................................60
     11.2           Rights and Remedies...........................................62
     11.3           Rights and Remedies not Exclusive.............................63

ARTICLE XII REDEMPTION OF THE NOTES...............................................63


ARTICLE XIII REDEMPTION OF WARRANTS...............................................64

     13.1           Holder's Right to Require Redemption..........................64

ARTICLE XIV SUBORDINATION.........................................................66


ARTICLE XV MISCELLANEOUS..........................................................66

     15.1           Survival of Provisions........................................66
     15.2           Notices.......................................................66
     15.3           Successors and Assigns........................................67
     15.4           Assignments...................................................68
     15.5           Amendment and Waiver..........................................68
     15.6           Counterparts..................................................69
     15.7           Headings......................................................69
     15.8           Determinations................................................69
     15.9           Governing Law.................................................69
     15.10          Jurisdiction..................................................69
     15.11          Severability..................................................70
     15.12          Rules of Construction.........................................70
     15.13          Remedies......................................................70
     15.14          Entire Agreement..............................................70
     15.15          Attorneys' Fees...............................................70
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     15.16          Publicity.....................................................71
     15.17          Expenses......................................................71
     15.18          Further Assurances............................................71
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                                       v

EXHIBITS

Exhibit A      Form of Note
Exhibit B      Form of Warrant Certificate
Exhibit C      Form of Opinion
Exhibit D      Form of Second Amended and Restated Investor Rights Agreement
Exhibit E      Form of Second Amended and Restated Co-Sale Agreement
Exhibit F      Form of Second Amended and Restated Voting Agreement
Exhibit G      Form of Subsidiaries' Guarantee
Exhibit H      Form of PMR Guarantee
Exhibit I      Form of Subordination Agreement
Exhibit J      Form of PMR Letter Agreement
Exhibit K      Form of Junior Subordination Agreements
Exhibit L      Form of Amending Agreement

SCHEDULES

Schedule 3.14          Subsidiaries' Guarantee
Schedule 3.19          Promissory Notes
Schedule 3.24          Junior Subordination Agreements
Schedule 5.6           Litigation
Schedule 5.10          Subsidiaries
Schedule 5.11          Pro Forma Financials
Schedule 5.13(a)       Capitalization
Schedule 5.13(b)       Common Stock Equivalents
Schedule 5.16          Broker's, Finder's or Similar Fees
Schedule 5.18          Anti-Dilution Protection; Preemptive Rights
Schedule 5.20          Projections
Schedule 5.22          ERISA
Schedule 5.23          Environmental Matters
Schedule 5.25(a)       Intellectual Property
Schedule 5.25(d)       Software
Schedule 5.26          Conflicts of Interest
Schedule 5.28          Outstanding Borrowings
Schedule 5.29          Material Contracts
Schedule 5.30          Insurance
Schedule 5.32          Assets, Licenses, Etc.
Schedule 5.34          Regulatory Matters
Schedule 8.1           Facilities
Schedule 10.3          Investments in Subsidiaries
Schedule 10.10         Transactions with Affiliates

                          SECURITIES PURCHASE AGREEMENT

        SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of June 28, 2002, between PSYCHIATRIC SOLUTIONS, Inc., a Delaware corporation (the "Company"), and THE 1818 MEZZANINE FUND II, L.P., a Delaware limited partnership (the "Purchaser").

        WHEREAS, the Company proposes to issue and sell to the Purchaser (i) a senior subordinated promissory note with a final maturity of June 28, 2009 in the aggregate principal amount of up to $20,000,000 (together with all notes issued in connection with the substitution, replacement or transfer thereof, the "Note") and (ii) detachable warrants (the "Warrants") exercisable to purchase in the aggregate up to 3,004,280 shares of Common Stock (as hereinafter defined) (subject to adjustment as set forth in the Warrant Certificate), at an exercise price of $.01 per share of Common Stock.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

        1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

        "Additional Closing" has the meaning assigned to that term in Section 2.5(a).

        "Additional Closing Date" has the meaning assigned to that term in
Section 2.5(a).

        "Additional Loan" and "Additional Loans" have the meanings assigned to those terms in Section 2.2.

        "Additional Purchase Price" has the meaning assigned to that term in
Section 2.5(a).

        "Additional Warrant" and "Additional Warrants" have the meaning assigned to those terms in Section 2.5(a).

        "Advances" shall mean, individually and/or collectively, borrowings under the Credit Agreement. Any amounts paid by any agent or lender party to the Credit Agreement on behalf of the Company or any Subsidiary or any guarantor under any Loan Document (as defined in the Credit Agreement) shall be an Advance for purposes of this Agreement.

        "Aeries Companies" has the meaning assigned to that term in Section 5.34(a).

        "Aeries Healthcare" means Aeries Healthcare Corporation, a Delaware corporation.

        "Aeries Purchase Agreement" means the Stock Purchase Agreement, dated as of June 20, 2002, by and among the Company, Aeries Healthcare and the other parties thereto.

        "Affiliate" has the meaning assigned to that term in Rule 12b-2 of the Exchange Act.

        "Agreement" means this Agreement, as the same may be amended or modified from time to time in accordance with the terms hereof.

        "Amending Agreement" means the Amending Agreement, substantially in the form attached hereto as Exhibit L, as the same may be amended, amended and restated, or modified from time to time in accordance with its terms.

        "BBH & Co." means Brown Brothers Harriman and Co., a New York limited partnership.

        "Benefit Plans" has the meaning assigned to those terms in Section 5.22(a).

        "Business" and "Businesses" have the meanings assigned to those terms in
Section 5.34(a).

        "Business Day" means any day other than a Saturday, Sunday or other legal holiday on which commercial banks in New York City are authorized or required by law or executive order to close.

        "Businesses" has the meaning assigned to that term in Section 5.34(a).

        "Capital Expenditures" shall mean, for any Test Period, the sum (without duplication) of all expenditures (whether paid in cash or accrued as liabilities) during the Test Period that are or should be treated as capital expenditures under GAAP.

        "Capitalized Lease" shall mean, as to any Person, a lease of any interest in any kind of property or asset by that Person as lessee that is, should be or should have been recorded as a "capital lease" in accordance with GAAP.

        "Capitalized Lease Obligations" shall mean all obligations of any Person under Capitalized Leases, in each case, taken at the amount thereof accounted for as a liability in accordance with GAAP.

        "CapitalSource" means CapitalSource Finance LLC, a Delaware limited liability company, or its assignee or successor as senior secured lender to the Company as permitted by the terms of the Subordination Agreement.

        "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock (or equivalent ownership interests or membership interests) whether now outstanding or hereafter issued, including, without limitation, all common stock, preferred stock and other securities which are exercisable for or convertible into such Person's capital stock and any rights, warrants, options or other subscription or purchase rights to purchase such Person's capital stock.

        "Cash Equivalents" shall mean (a) securities issued, or directly and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided, that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (b) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000, or (ii) any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor's Ratings Services ("S&P") is at least A-2 or the equivalent thereof or from Moody's Investors Service, Inc. ("Moody's") is at least P-2 or the equivalent thereof in each case with maturities of not more than six months from the date of acquisition (any bank meeting the qualifications specified in clauses (b)(i) or (ii), an "Approved Bank"), (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a), above, entered into with any Approved Bank, (d) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition and (e) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (a) through (d) above.

        "CERCLA" has the meaning assigned to that term in Section 5.23(b).

        "Closing" means the Initial Closing or any Additional Closing, as the case may be.

        "Closing Date" means the Initial Closing Date or any Additional Closing Date, as the case may be.

        "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

        "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

        "Common Stock" means shares of common stock, par value $0.01 per share, of the Company.

        "Company" has the meaning assigned to that term in the preamble of this Agreement.

        "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

        "Co-Sale Agreement" means the Second Amended and Restated Co-Sale Agreement, substantially in the form attached hereto as Exhibit E, as the same may be amended, amended and restated or modified from time to time in accordance with its terms.

        "Credit Agreement" means the Revolving Credit and Term Loan Agreement, dated as of November 30, 2001, by and among CapitalSource, the Company, and the other parties thereto, as amended, modified, supplemented, restated, refinanced or replaced from time to time in accordance with its terms and the terms of this Agreement and the Subordination Agreement.

        "Debtor Relief Law" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally, as amended from time to time.

        "Default" means an event or condition which with the passage of time or giving of notice, or both, would become an Event of Default.

        "Demand Notice" has the meaning assigned to that term in Section
13.1(a).

        "Distribution" means, as to any Person: (a) the declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of such Person, other than dividends payable solely in shares of common stock of such person; (b) the purchase, redemption, or other acquisition or retirement of any shares of any class of Capital Stock of such Person directly or indirectly;
(c) any other distribution on or in respect of any shares of any class of Capital Stock of such Person; (d) any setting apart or allocating any sum for the payment of any dividend or distribution, or for the purchase, redemption or retirement of any shares of Capital Stock of such Person; and (e) any fee, payment, bonus or other remuneration of any kind, and any replacement of or debt service on any loans or other Indebtedness other than to the Purchaser.

        "Drawdown Acquisition" means an acquisition of all or substantially all of the assets or shares of stock of a Person by the Company or a wholly-owned Subsidiary, provided, however:

                (i) the total consideration for such assets or stock does not exceed $5,000,000 without the prior written consent of the Purchaser;

                (ii) such Person must be engaged in the same line of business as the Company and the Subsidiaries;

                (iii) any notes payable by the Company or any wholly-owned Subsidiary to such Person or its designee as part of the purchase price for such acquisition shall be unsecured and subordinated to the Note in form and substance satisfactory to the Purchaser;

                (iv) prior to the closing of each such acquisition, the Company shall deliver to the Purchaser an officer's certificate, as well as evidence satisfactory to the Purchaser establishing that:

                        (1) immediately prior to such acquisition and immediately after such acquisition, the Purchaser is in compliance with all of the covenants and agreements hereunder and under the Credit Agreement; and

                        (2) the calculation of the financial covenants required by Section 2.5(c) and this definition shall include the notes payable referenced in paragraph (iii) of this definition;

                (v) such acquisition is approved in writing by the Board of Directors of such Person to be acquired and the Company; and

                (vi) if the Purchaser does not advance funds to the Company in accordance with Section 2.5 simultaneously with the closing of such acquisition, then such acquisition shall not constitute a Drawdown Acquisition.

        "Drawdown Acquisition Documents" means, with respect to any Drawdown Acquisition, any and all documents, together with the exhibits and schedules thereto, related to such Drawdown Acquisition, including, without limitation, the documents governing such Drawdown Acquisition and any documents and certificates delivered in connection therewith.

        "Due Diligence Requests" has the meaning assigned to that term in
Section 5.34(i).

        "EBITDA" shall mean, for any Test Period, the sum, without duplication, of the following for the Company and the Subsidiaries, on a consolidated and consolidating basis: Net Income determined in accordance with GAAP, plus, (a) Interest Expense, (b) taxes on income, whether paid, payable or accrued, (c) depreciation expense, (d) amortization expense, (e) all other non-cash, non-recurring charges and expenses, excluding accruals for cash expenses made in the ordinary course of business, and (f) gain or loss from any sale of assets, other than sales in the ordinary course of business, all of the foregoing determined in accordance with GAAP.

        "Environment" means navigable waters, waters of the contiguous zone, ocean waters, natural resources, surface waters, ground water, drinking water supply, land surface, subsurface strata, ambient air, both inside and outside of buildings and structures, man-made buildings and structures, and plant and animal life on earth.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" has the meaning assigned to that term in Section 5.22(c).

        "Event of Default" has the meaning assigned to that term in Section
11.1.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

        "Fair Market Value" has the meaning assigned to that term in Section 13.1(c).

        "Financials" has the meaning assigned to that term in Section 5.11(a).

        "Fixed Charge Ratio" shall mean, at any date of determination, for the Company and each Subsidiary, individually and collectively, on a consolidated and consolidating basis, the ratio of (a) EBITDA for the Monthly Test Period most recently ended before such date, to (b) Fixed Charges for the Monthly Test Period most recently ended before such date, in each case taken as one accounting period.

        "Fixed Charges" shall mean, on any calculation date, for any Monthly Test Period, the sum of the following for the Company and each Subsidiary, individually and collectively, on a consolidated and consolidating basis: (a) Total Debt Service for such period, (b) Capital Expenditures and management and services fees during such period, (c) income taxes paid in cash or accrued during such period, (d) dividends paid or accrued or declared during such period and (e) principal payments made by the Company or any Subsidiary pursuant to a HUD Financing. Any principal payments by the Company and the Subsidiaries made pursuant to the Revolving Facility shall be excluded from this definition.

        "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time as applied by nationally recognized accounting firms.

        "Government Programs" has the meaning assigned to that term in Section 5.34(a).

        "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

        "Guaranty" or "Guarantee" or "Guaranties" means any arrangement whereby a Person is or becomes liable in respect of any Indebtedness or other obligation of another and any other arrangement whereby credit is extended to another obligor on the basis of any promise of a guarantor, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, or to purchase or lease assets under circumstances that would enable such obligor to discharge one or more of its obligations, or to maintain the capital, the working capital, solvency or general financial condition of such obligor, whether or not such arrangement is listed in the balance sheet of the guarantor or referred to in a footnote thereto.

        "Hazardous Substance" has the meaning assigned to that term in Section 5.23(b).

        "Holder" means the Purchaser and any subsequent direct or indirect transferee of the Note or Warrants or shares of Common Stock issuable upon exercise of the Warrants, other than a transferee who has acquired Warrants or shares of Common Stock issuable upon exercise of Warrants that have been (a) the subject of a distribution pursuant to a registered public offering or (b) transferred to a transferee who has acquired such securities after such securities have been the subject of a distribution to the public pursuant to Rule 144 under the Securities Act or otherwise distributed under circumstances not requiring a legend.

        "HUD" has the meaning assigned to that term in Section 10.1(b).

        "HUD Financings" means any type of financing to or for the Company or any Subsidiary from HUD.

        "Indebtedness" means, with respect to any Person, without duplication,
(a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than six months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capitalized Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, measured on a mark-to-market basis, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, measured on a mark-to-market basis,
(h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness and (i) with respect to the Company, the Obligations. The amount of Indebtedness of the Note shall be deemed to be an amount equal to the stated or determinable amount of such Indebtedness.

        "indemnified party" has the meaning assigned to that term in Section
7.1.

        "Initial Closing" has the meaning assigned to that term in Section 2.4.

        "Initial Closing Date" has the meaning assigned to that term in Section 2.4.

        "Initial Purchase Price" has the meaning assigned to that term in
Section 2.1.

        "Initial Warrants" has the meaning assigned to that term in Section 2.1.

        "Intellectual Property" shall mean all of the following as they exist in all jurisdictions throughout the world, in each case, to the extent owned by, licensed to, or otherwise used by the Company and the Subsidiaries:

                (i) patents, patent applications, and other patent rights (including any divisions, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are modified, withdrawn, or resubmitted);

                (ii) trademarks, service marks, trade dress, trade names, brand names, Internet domain names, designs, logos, or corporate names, whether registered or unregistered, and all registrations and applications for registration thereof;

                (iii) copyrights, including all renewals and extensions thereof, copyright registrations and applications for registration thereof, and non-registered copyrights;

                (iv) trade secrets, concepts, ideas, designs, research, processes, procedures, techniques, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, mask work, or trade secret protection); and

                (v) computer software programs, including, without limitation, all source code, object code, and documentation related thereto.

        "Interest Coverage Ratio" shall mean, at any date of determination, for the Company and each Subsidiary individually and on a consolidated and consolidating basis, without duplication, the ratio of (a) EBITDA for the Monthly Test Period most recently ended before such date (taken as one accounting period), to (b) Interest Expense for the Monthly Test Period most recently ended before such date (taken as one accounting period).

        "Interest Expense" shall mean, for any Test Period, total interest expense (including attributable to Capitalized Leases in accordance with GAAP) of the Company and each Subsidiary, individually and collectively, on a consolidated and consolidating basis with respect to all outstanding Indebtedness, including, without limitation, (i) the Interest Expense on the aggregate outstanding amount of the Term Loan on such date, (ii) the Interest Expense on the aggregate amount of all Advances outstanding under the Revolving Facility on such date, (iii) the Interest Expense on the aggregate amount of all Capitalized Lease Obligations on such date, (iv) the Interest Expense on the aggregate outstanding amount of all Indebtedness to the Purchaser under this Agreement on such date, (v) the Interest Expense on the aggregate outstanding amount of all Seller Notes, excluding all non-cash interest expenses related to such Seller Notes, (vi) the Interest Expense on any other Indebtedness on such date, (vii) the Interest Expense on the aggregate outstanding amount of any HUD Financing and (viii) capitalized interest, but excluding commissions, discounts and other fees owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements.

        "Interest Rate Agreements" shall mean any interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to hedge the position with respect to interest rates.

        "Interim Financials" has the meaning assigned to that term in Section 5.11(a).

        "Inventory" means all inventory of whatever name, nature, kind or description, all goods held for sale or lease or to be furnished under contracts of service, finished goods, work in process, raw materials, materials used or consumed, parts, supplies, all wrapping, packaging, advertising, labeling, and shipping materials, devices, names and marks, all contracts rights and documents relating to any of the foregoing, whether any of the foregoing be now existing or hereafter arising, wherever located, now owned or hereafter acquired.

        "Investment" means (i) the ownership or acquisition (whether for cash, property, services, securities or otherwise) of stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person and (ii) the making of any advance, loan, other extension of credit or capital contribution to any Person.

        "Investor Rights Agreement" means the Second Amended and Restated Investor Rights Agreement, substantially in the form attached hereto as Exhibit D, as the same may be amended, amended and restated, or modified from time to time in accordance with its terms.

        "Junior Subordination Agreements" means the Subordination Agreements, substantially in the forms attached hereto as Exhibit K, as the same may be amended, amended and restated, or modified from time to time in accordance with their terms.

        "Leverage Test Period" shall mean a period ending on the last calendar day of each month and including the twelve most recent calendar months then ended (taken as one accounting period), or such other period as specified in this Agreement.

        "Liability Event" means any event, fact, condition or circumstance or series thereof (a) in or for which the Company or any Subsidiary becomes liable or otherwise responsible for any amount owed or owing to any Medicare or Medicaid program by a provider under common ownership with the Company or such Subsidiary or any provider owned by the Company or such Subsidiary pursuant to any applicable law, ordinance, rule, decree, order or regulation of any Governmental Authority after the failure of any such provider to pay any such amount when owed or owing, (b) in which Medicaid or Medicare payments to the Company or any Subsidiary are lawfully set-off against payments to the Company or any Subsidiary to satisfy any liability of or for any amounts owed or owing to any Medicare or Medicaid program by a provider under common ownership with the Company or such Subsidiary or any provider owned by the Company or such Subsidiary pursuant to any applicable law, ordinance, rule, decree, order or regulation of any Governmental Authority, excluding any cost report liability which has been appropriately recorded in the Company's or such Subsidiary's financial statements in accordance with GAAP and appropriately reserved with respect to any Borrowing Base (as defined in the Credit Agreement) calculation, or (c) any of the foregoing under clauses (a) or (b) in each case pursuant to statutory or regulatory provisions that are similar to any applicable law, ordinance, rule, decree, order or regulation of any Governmental Authority referenced in clauses (a) and (b) above or successor provisions thereto.

        "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrances, lien (statutory or other), charge or other security interest of any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

        "Losses" has the meaning assigned to that term in Section 7.1.

        "Medical Waste Laws" has the meaning assigned to that term in Section 5.34(b).

        "Medicare and Medicaid programs" has the meaning assigned to that term in Section 5.34(a).

        "Monthly Test Period" shall mean a period ending on the last calendar day of each month and including the three most recent calendar months then ended (taken as one accounting period), or such other period as specified in this Agreement.

        "Nasdaq" means the National Market System of The Nasdaq Stock Market,
Inc.

        "Net Income" shall mean, for any Test Period, the net income (or loss) of the Company and each Subsidiary, individually and collectively, on a consolidated and consolidating basis for such period taken as a single accounting period determined in conformity with GAAP; provided, that there shall be excluded (i) the income (or loss) of any Person in which any other Person (other than the Company or any Subsidiary) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Subsidiary by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a borrower under the Notes or a Subsidiary or is merged into or consolidated with the Company or any Subsidiary or that Person's assets are acquired by the Company or any Subsidiary, (iii) the income of the Company or any Subsidiary to the extent that the declaration or payment of dividends or similar distributions of that income by that Subsidiary is not at the time permitted by operation of the terms of the charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) compensation expense resulting from the issuance of capital stock, stock options or stock appreciation rights issued to former or current employees, including officers, of the Company or any Subsidiary, or the exercise of such options or rights, in each case to the extent the obligation (if any) associated therewith is not expected to be settled by the payment of cash by the Company or any Subsidiary or any affiliate thereof, and (v) compensation expense resulting from the repurchase of capital stock, options and rights described in clause (iv) of this definition of Net Income.

        "Nonparticipating Holders" has the meaning assigned to that term in
Section 13.1(a).

        "Note" has the meaning assigned to that term in the recitals of this Agreement.

        "NYSE" means the New York Stock Exchange, Inc.

        "Obligations" means the obligation of the Company to the Purchaser for the prompt payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and performance of (a) the Note and any premium and all interest and other sums in respect thereof, and (b) all other liabilities, obligations and indebtedness, direct or indirect, matured or unmatured, primary or secondary, absolute or contingent, due or to become due, secured or unsecured of the Company to the Purchaser, now or hereafter owing or incurred, accrued in each case to the date of payment thereof.

        "Pension Plan" means an employee benefit plan or other plan maintained for the employees of the Company or any Subsidiary as described in Section 4021(a) of ERISA.

        "Permits" has the meaning assigned to that term in Section 5.34(a).

        "Person" means an individual, corporation, partnership, joint venture, association, estate, joint stock company, trust, organization, business, or a government or agency or political subdivision thereof.

        "Plan" has the meaning assigned to that term in Section 5.13(c).

        "PMR Common Stock" has the meaning assigned to that term in Section 5.13(f)

        "PMR Companies" has the meaning assigned to that term in Section
5.34(a).

        "PMR Corporation" means PMR Corporation, a Delaware corporation.

        "PMR Guarantee" has the meaning assigned to that term in Section 9.12.

        "PMR Letter Agreement" means the letter agreement, substantially in the form attached hereto as Exhibit J, as the same may be amended, amended and restated or modified from time to time in accordance with its terms.

        "PMR Merger" means the merger contemplated by the PMR Merger Agreement.

        "PMR Merger Agreement" means the Agreement and Plan of Merger, dated as of May 6, 2002, by and between PMR Corporation, PMR Acquisition Corporation, a Delaware corporation, and the Company, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of June 10, 2002, and as further amended or modified in accordance with its terms.

        "Prepayment Event" has the meaning assigned to that term in the Note.

        "Private Programs" has the meaning assigned to that term in Section 5.34(a).

        "Projections" has the meaning assigned to that term in Section 5.20.

        "PSI Companies" has the meaning assigned to that term in Section
5.34(a).

        "Purchaser" has the meaning assigned to that term in the recitals of this Agreement and shall include its successors and assigns.

        "Put Price" has the meaning assigned to that term in Section 13.1(a).

        "Put Price Notes" has the meaning assigned to that term in Section 13.1(b).

        "PWRW&G" has the meaning assigned to that term in Section 2.4.

        "Redemption Date" has the meaning assigned to that term in Section 13.1(a).

        "Register" has the meaning assigned to that term in Section 9.17.

        "Regulated Company" and "Regulated Companies" have the meanings assigned to those terms in Section 5.34(a).

        "Regulations" has the meaning assigned to that term in Section 5.34(a).

        "release" has the meaning assigned to that term in Section 5.23(b).

        "Required Redemption Notice" has the meaning assigned to that term in
Section 13.1(a).

        "Requirements of Law" means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, or any guidance or manual of any Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject.

        "Revolving Facility" shall mean a revolving credit facility provided by the lenders under the Credit Agreement pursuant to the Credit Agreement.

        "Safety and Environmental Laws" means all Requirements of Law relating to pollution, protection of the Environment, protection of worker health and safety, or the emission, discharge, release or threatened release of Hazardous Substances into the Environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., the toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq., the Clean Air Act, 42 U.S.C. ss. 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss. 121 et seq., the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq., the Asbestos Hazard Emergency Response Act, 15 U.S.C. ss. 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. ss. 300f et seq., the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq., and analogous state acts.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Seller Notes" shall mean the Indebtedness owing to the shareholders of Aeries Healthcare pursuant to the Aeries Purchase Agreement and the Indebtedness under the Junior Subordination Agreements.

        "Senior Debt Documents" has the meaning assigned to that term in the Subordination Agreement.

        "Senior Leverage Ratio" shall mean, at any date of determination, for the Company and each Subsidiary, individually and collectively, on a consolidated and consolidating basis, the ratio of (i) the aggregate outstanding amount of (A) the aggregate outstanding amount of the Term Loan on such date,
(B) the aggregate amount of all Advances outstanding under the Revolving Facility on such date, (C) the aggregate amount of all Capitalized Lease Obligations on such date, and (D) the aggregate outstanding amount of all HUD Financings to (ii) EBITDA (including overhead without duplication to overhead allocated to the Unit Management Division).

        "Series A Stock" has the meaning assigned to that term in Section
5.13(a).

        "Series B Stock" has the meaning assigned to that term in Section
5.13(a).

        "Solvent" means, as to any Person, that the fair salable value on a going concern basis of the assets and property of such Person is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed as the amount which, in light of all the facts and circumstances existing at such time, represents the amount that is probable to become an actual or matured liability.

        "Subordinated Debt" means any Indebtedness of the Company that is expressly subordinated to the Obligations, in form and substance satisfactory to the Purchaser.

        "Subordination Agreement" means the Subordination and Intercreditor Agreement, substantially in the form attached hereto as Exhibit I, as the same may be amended or modified from time to time in accordance with its terms.

        "Subsidiaries' Guarantee" means that guaranty agreement, substantially in the form attached hereto as Exhibit G, as the same may be amended or modified from time to time in accordance with its terms.

        "Subsidiary" means any Person in which more than 50% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by the Company or one or more of the Company's Subsidiaries.

        "Tax" or "Taxes" means all federal, state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll-related and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with any proposed adjustment relating to any of the foregoing (including advice in connection with contesting such adjustment).

        "Term Loan" shall mean a term loan facility provided by the lenders under the Credit Agreement pursuant to the Credit Agreement.

        "Test Period" means, individually and/or collectively, the Monthly Test Period and the Leverage Test Period.

        "Total Debt" shall mean, at any date of determination, for the Company and the Subsidiaries, individually and collectively, on a consolidated and consolidating basis, the sum of (without duplication) (i) the aggregate outstanding amount of the Term Loan on such date, (ii) the aggregate amount of all Advances outstanding under the Revolving Facility on such date, (iii) the aggregate amount of all Capitalized Lease Obligations on such date, (iv) the aggregate outstanding amount of all Indebtedness to the Purchaser under this Agreement on such date, (v) the aggregate amount of all Indebtedness under the Junior Subordination Agreements, (vi) the aggregate amount of all Indebtedness pursuant to the Seller Notes, (vii) the aggregate outstanding amount of all HUD Financings, and (viii) any other Indebtedness on such date, less (ix) cash held on such date and (ix) Cash Equivalents held on such date.

        "Total Debt Service" shall mean for any period, for the Company and the Subsidiaries, individually and collectively, on a consolidated and consolidating basis, the sum of (i) scheduled or other required payments of principal on Indebtedness, and (ii) Interest Expense, in each case for such period.

        "Total Leverage Ratio" shall mean, at any date of determination, for the Company and each Subsidiary, individually and collectively, on a consolidated and consolidating basis, the ratio of (i) Total Debt on such date, to (ii) EBITDA (including overhead without duplication to overhead allocated to the Unit Management Division).

        "Transaction Documents" means, collectively, this Agreement, the Note, the Warrant Certificates, the Investor Rights Agreement, the Co-Sale Agreement, the Voting Agreement, the Amending Agreement, the Subsidiaries' Guarantee, the PMR Guarantee (if any), the PMR Letter Agreement, the PMR Merger Agreement, the Drawdown Acquisition Documents (if any), the Subordination Agreement, the Junior Subordination Agreements and the Credit Agreement.

        "Unit Management Division" shall mean the Company's business unit (which operates under Sunstone Behavioral Health, Inc. and Persons in which more than

50% of all equity, membership, partnership and other ownership interests is owned directly or indirectly by Sunstone Behavioral Health, Inc.) which provides management services to the psychiatric units of medical/surgical hospitals pursuant to management contracts.

        "Voting Agreement" means the Second Amended and Restated Voting Agreement, substantially in the form attached hereto as Exhibit F, as the same may be amended, amended and restated or modified from time to time in accordance with its terms.

        "Warrant Certificate" means the Warrant Certificate representing the Warrants, substantially in the form attached hereto as Exhibit B.

        "Warrants" has the meaning assigned to that term in the recitals of this Agreement.

        1.2 Accounting Terms; Financial Covenants. All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term "sound accounting practice" means such accounting practice as, in the opinion of the independent accountants regularly retained by the Company, conforms at the time to GAAP applied on a consistent basis. If any changes in accounting principles are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or are otherwise required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to reflect fairly and equitably such changes, with the desired result that the criteria for evaluating the Company's financial condition and results of operations shall be the same after such changes as if such changes had not been made.

                                   ARTICLE II

                                PURCHASE AND SALE

        2.1 Purchase and Sale of Note and Initial Warrants. Upon the terms and subject to the conditions set forth herein, the Company agrees that it will issue to the Purchaser, and the Purchaser agrees that it will acquire from the Company on the Initial Closing Date, (a) a Note in the aggregate principal amount of up to $20,000,000 with $10,000,000 advanced thereunder, with such Note being substantially in the form attached hereto as Exhibit A, appropriately completed in conformity herewith and (b) a Warrant Certificate representing Warrants to purchase initially 1,502,140 shares of Common Stock (subject to adjustment as set forth in the Warrant Certificate) (the "Initial Warrants"), all for an aggregate purchase price of $10,000,000 (the "Initial Purchase Price") in cash, by wire transfer of immediately available funds to an account designated by the Company in a written notice delivered to the Purchaser not later than two Business Days prior to the Initial Closing Date.

        2.2 Additional Loans. Upon the terms and subject to the conditions set forth herein, the Company has the option of requiring the Purchaser, from time to time on or before December 29, 2003, to advance additional loans to the Company pursuant to the Note (each, an "Additional Loan" and, collectively, the "Additional Loans") to be used to pay the purchase price of any Drawdown Acquisition; provided, that, in no event shall the Purchaser have any obligation to advance more than an aggregate principal amount of $20,000,000 under the Note and this Agreement. The Company shall give the Purchaser written notice of its election to borrow Additional Loans under the Note on a date specified in such notice (which date shall be a Business Day occurring at least 15 Business Days after the date of such notice and prior to December 29, 2003, and such notice shall specify the amount of the Additional Loans to be made under the Note (which must be at least $5,000,000 and, if greater, in $1,000,000 multiples thereof).

        2.3 Fees. The Company hereby agrees that it will pay to the Purchaser at the Initial Closing a facility fee equal to $400,000. The Purchaser shall deduct such amount from the Initial Purchase Price for the payment of such facility fee.

        2.4 Initial Closing. The closing (the "Initial Closing") of the purchase and sale of the Note and the Initial Warrants shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison ("PWRW&G"), 1285 Avenue of the Americas, New York, New York 10019-6064, at 10:00 a.m., New York City time, on the date hereof or on such other date and at such other time as the Purchaser and the Company may mutually agree (the "Initial Closing Date"). At the Initial Closing, upon the terms and subject to the conditions set forth herein, the Company shall sell the Note and the Initial Warrants to the Purchaser by delivering to the Purchaser the Note and the Warrant Certificate representing the Initial Warrants, registered in the name of the Purchaser, with appropriate issue stamps, if any, affixed at the expense of the Company, free and clear of any Lien, and the Purchaser shall purchase the Note and the Initial Warrants for the Initial Purchase Price.

        2.5 Additional Closings.

        (a) The closing (each, an "Additional Closing") of each Additional Loan and the purchase of Additional Warrants shall occur on the date and at the location and time specified in the written notice delivered by the Company to the Purchaser pursuant to the last sentence of Section 2.2 (each, an "Additional Closing Date"). At each Additional Closing, upon the terms and subject to the conditions set forth herein, the Company shall borrow the Additional Loans on such date pursuant to the Note and issue to the Purchaser a Warrant Certificate representing Warrants to purchase 150,214 shares of Common Stock (subject to adjustment as set forth in the Warrant Certificate) for each $1,000,000 of Additional Loans being advanced by the Purchaser on such date (each, an "Additional Warrant" and, collectively, the "Additional Warrants"), registered in the name of the Purchaser, with appropriate issue stamps, if any, affixed at the expense of the Company, free and clear of any Lien, and the Purchaser shall deliver an amount equal to the Additional Loans advanced by the Purchaser on such date (the "Additional Purchase Price").

        (b) The obligation of the Purchaser at each Additional Closing to make Additional Loans and purchase Additional Warrants, to pay the Additional Purchase Price and to perform any of its obligations hereunder shall be subject to the satisfaction or waiver of the following conditions on or before such Additional Closing Date:

                (i) A Drawdown Acquisition (meeting all the requirements of such set forth in the definition of such term in Section 1.1) is simultaneously being consummated on such Additional Closing Date;

                (ii) The proceeds of the Additional Loans to be advanced on such Additional Closing Date shall be used to pay part or all of the purchase price of such Drawdown Acquisition;

                (iii) The representations and warranties of the seller or sellers in the Drawdown Acquisition Documents (relating to such Drawdown Acquisition) shall be true and correct in all respects at and as of such Additional Closing Date as if made as of such Additional Closing Date (unless such representations and warranties relate to matters only as of a particular date, in which case such representations and warranties shall be true and correct in all respects as of such date);

                (iv) The Company and each other Person shall have performed and complied with all of its agreements and conditions set forth or contemplated in such Drawdown Acquisition Documents that are required to be performed or complied with by it on or before the closing of the transactions contemplated by such Drawdown Acquisition Documents;

                (v) The Purchaser shall have received true, complete and correct copies of such Drawdown Acquisition Documents and any other documents it may reasonably request in connection with the transactions contemplated by such Drawdown Acquisition Documents;

                (vi) The transactions contemplated by such Drawdown Acquisition Documents are simultaneously being consummated in accordance with the terms of such Drawdown Acquisition Documents, and all conditions to the Company's obligations to consummate the transactions contemplated by such Drawdown Acquisition Documents shall have been satisfied or waived with the prior consent of the Purchaser;

                (vii) Any Person acquired by the Company in connection with such Drawdown Acquisition shall execute and deliver to the Purchaser the Subsidiaries' Guarantee;

                (viii) The representations and warranties of (A) each Subsidiary in the Subsidiaries' Guarantee and (B) PMR Corporation in the PMR Guarantee (if any), shall be true and correct in all respects at and as of such Additional Closing Date as if made as of such Additional Closing Date and after giving effect to the transactions contemplated by Section 2.2 and such Drawdown Acquisition Documents (unless such representations and warranties relate to matters only as of a particular date, in which case such representations and warranties shall be true and correct in all respects as of such date); and

                (ix) The terms and conditions of such Drawdown Acquisition are acceptable to the Purchaser.

        (c) In addition to the conditions to each Additional Closing set forth in Section 2.5(b), on each Additional Closing Date, (i) the Purchaser shall deliver to the Company a certificate signed by a General Partner of the Purchaser stating that the representations and warranties of the Purchaser contained in Article VI are true and correct in all respects at and as of such Additional Closing Date as if made as of such Additional Closing Date (unless such representations and warranties relate to matters only as of a particular date, in which case such representations and warranties shall be true and correct in all respects as of such date) and (ii) the Chairman, President, Chief Financial Officer, Chief Development Officer or Controller of the Company shall deliver to the Purchaser a certificate stating that (A) the representations and warranties of the Company contained in Article V are true and correct in all respects at and as of such Additional Closing Date as if made as of such Additional Closing Date and after giving effect to the transactions contemplated by Section 2.2 and the applicable Drawdown Acquisition Documents (unless such representations and warranties relate to matters only as of a particular date in which case such representations and warranties shall be true and correct in all respects as of such date) and (B) the Company is, and after giving effect to the transactions contemplated by Section 2.2 and the applicable Drawdown Acquisition Documents will be, in compliance in all respects with its obligations in Articles VIII, IX and X (such financial covenants to be calculated on a pro forma basis in a manner to be agreed upon by the Company and the Purchaser); provided, that, (x) the reference in Section 5.11 to "the audited consolidated financial statements of the Company and the Subsidiaries for the fiscal year ended December 31, 2001" shall instead be to "the audited consolidated financial statements of the Company and the Subsidiaries for the most recently completed fiscal year," (y) the reference in Section 5.11 to "the unaudited consolidated balance sheet of the Company and the Subsidiaries as of March 31, 2002 and the related consolidated statements of operations and accumulated deficit and cash flows, together with the notes thereto, for the three-month period then ended" shall instead be to "the unaudited consolidated financial statements of the Company and the Subsidiaries for each completed fiscal quarter ending March 31, June 30 and September 30 since the most recently completed fiscal year," and (z) the Company shall deliver a supplemental schedule to the Purchaser updating the capitalization and material contracts representations and warranties contained in Sections 5.13 and 5.29, respectively; provided, further, that the Company shall also satisfy and certify that the conditions contained in Sections 3.6, 3.7, 3.9, 3.10, 3.17, 3.18 and 3.20 shall be satisfied as of the Additional Closing Date and after giving effect to the transactions contemplated by Section
2.2 and the applicable Drawdown Acquisition Documents, and the Company shall reimburse the Purchaser on such Additional Closing Date for all fees and expenses set forth in Section 15.17(c)(i).

                                  ARTICLE III

                          CONDITIONS TO THE OBLIGATION
                            OF THE PURCHASER TO CLOSE

        The obligation of the Purchaser to purchase the Note and the Initial Warrants, to pay the Initial Purchase Price and to perform any of its obligations hereunder shall be subject to the satisfaction or waiver of the following conditions on or before the Initial Closing Date:

        3.1 Representations and Warranties True. The representations and warranties of the Company contained in Article V hereof shall be true and correct in all respects (a) at and as of the Closing Date as if made as of the Closing Date and (b) after giving effect to the transactions contemplated by the Transaction Documents (unless, in either case, such representations and warranties relate to matters only as of a particular date, in which case such representations and warranties shall be true and correct in all respects as of such date).

        3.2 Compliance with this Agreement. The Company shall have performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by it on or before the Closing Date.

        3.3 Officers' Certificate. The Purchaser shall have received a certificate, dated the Closing Date and signed by the Chairman, President, Chief Financial Officer, Chief Development Officer or Controller of the Company, certifying that the conditions set forth in Sections 3.1 and 3.2 hereof have been satisfied on and as of such date.

        3.4 Secretary's Certificates. The Purchaser shall have received a certificate, dated the Closing Date and (a) signed by the Secretary or an Assistant Secretary of the Company, attaching a good standing certificate from the Secretary of State of the State of Delaware with respect to the Company and certifying the truth and correctness of attached copies of the Certificate of Incorporation and By-laws of the Company and resolutions of the Board of Directors of the Company approving this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby and (b) signed by the Secretary or an Assistant Secretary of each Subsidiary, attaching a good standing certificate from the Secretary of State of the jurisdiction of organization of such Subsidiary with respect to such Subsidiary and certifying the truth and correctness of attached copies of the organizational or governing documents of such Subsidiary and resolutions of the Board of Directors of such Subsidiary approving the Subsidiaries' Guarantee and the transactions contemplated thereby.

        3.5 Documents. The Purchaser or its counsel shall have received copies of such documents as it reasonably may request in connection with the sale of the Note and the Warrants and the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Purchaser.

        3.6 Purchase Permitted by Applicable Laws; Legal Investment. The acquisition of and payment for the Note and the Warrants and the consummation of the transactions contemplated by the Transaction Documents (a) shall not be prohibited by any applicable law or governmental regulation, (b) shall not subject the Purchaser to any penalty or, in its reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental regulation and (c) shall be permitted by the laws and regulations of the jurisdictions to which it is subject.

        3.7 Opinion of Counsel. The Purchaser shall have received the opinion of Harwell Howard Hyne Gabbert & Manner, P.C., counsel to the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit C.

        3.8 Approval of Counsel to the Purchaser. All actions and proceedings hereunder and all documents required to be delivered by the Company hereunder or in connection with the consummation of the transactions contemplated by the Transaction Documents, and all other related matters, shall have been reasonably acceptable to PWRW&G, counsel to the Purchaser, as to their form and substance.

        3.9 Consents and Approvals. All consents, waivers, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons (including, without limitation, CapitalSource) necessary or required in connection with the execution, delivery or performance by the Company or enforcement against the Company of this Agreement or any other Transaction Document shall have been obtained and be in full force and effect, and the Purchaser shall have been furnished with satisfactory evidence thereof.

        3.10 No Material Adverse Change. Since December 31, 2001, there shall have been no material adverse change, nor shall any such change be threatened, in the assets, business, properties, prospects, operations or financial or other condition of the Company and the Subsidiaries, taken as a whole.

        3.11 Investor Rights Agreement. The Company and each other party thereto (other than the Purchaser) shall have duly executed and delivered to the Purchaser the Investor Rights Agreement.

        3.12 Co-Sale Agreement. The Company and each other party thereto (other than the Purchaser) shall have duly executed and delivered to the Purchaser the Co-Sale Agreement.

        3.13 Voting Agreement. The Company and each other party thereto (other than the Purchaser) shall have duly executed and delivered the Voting Agreement.

        3.14 Subsidiaries' Guarantee. Each of the Subsidiaries set forth on
Schedule 3.14 shall have duly executed and delivered to the Purchaser the Subsidiaries' Guarantee.

        3.15 Subordination Agreement. The Company and CapitalSource shall have duly executed and delivered to the Purchaser the Subordination Agreement.

        3.16 Market Conditions. At any time after the date hereof and prior to the Initial Closing Date, (a) trading in securities generally on the NYSE shall not have been suspended or limited or minimum or maximum prices shall not have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall not have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other Governmental Authority, (b) a general banking moratorium shall not have been declared by United States Federal or New York State authorities or (c) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall not have occurred.

        3.17 No Litigation. No action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any Governmental Authority against the Company or any Subsidiary which would, if adversely determined, in the reasonable judgment of the Purchaser, (a) after giving effect to the transactions contemplated hereby, have a material adverse effect on the assets, business, properties, prospects, operations or financial or other condition of the Company and the Subsidiaries, taken as a whole, or (b) have a material adverse effect on the ability of the Company or any Subsidiary to perform its respective obligations under any Transaction Document.

        3.18 No Default or Breach. The Company shall not have been in default under or with respect to this Agreement or any other Transaction Document and, after giving effect to the transactions contemplated hereby and thereby, the Company will not be in default under any of the Transaction Documents. Neither the Company nor the Subsidiaries shall be in default and, after giving effect to the transactions contemplated by the Transaction Documents, the Company and the Subsidiaries will not be in default, under or with respect to any of its Contractual Obligations in any respect, which, individually or together with all such defaults, would have a material adverse effect on the assets, business, properties, prospects, operations or financial or other condition of the Company and the Subsidiaries, taken as a whole, or which could materially adversely affect the ability of the Company or any Subsidiary to perform its respective obligations under any Transaction Document.

        3.19 Repayment of Promissory Notes. Simultaneously with the Initial Closing, the aggregate principal amount and all accrued interest on the promissory notes listed on Schedule 3.19 and all other amounts due thereunder shall be paid in full, and satisfactory evidence thereof shall have been delivered to the Purchaser.

        3.20 Credit Agreement. No Default or Event of Default (each as defined in the Credit Agreement) shall have occurred and be continuing at and as of the Closing Date and after giving effect to the transactions contemplated by the Transaction Documents.

        3.21 Amendment to Credit Agreement. The parties to the Credit Agreement shall have duly executed and delivered an amendment thereto in respect of, among other things, the issuance of the Note, the Put Price Notes and the Warrants, the payment of interest on the Note and certain other payments in respect of the Note, the Warrants and this Agreement, in form and substance satisfactory to the Purchaser.

        3.22 PMR Letter Agreement. The Company and PMR Corporation shall have duly executed and delivered to the Purchaser the PMR Letter Agreement.

        3.23 Aeries Healthcare. Aeries Healthcare shall have duly executed and delivered to the Purchaser the Subsidiaries' Guarantee.

        3.24 Junior Subordination Agreements. The Company, CapitalSource and each of the Persons listed on Schedule 3.24 shall have duly executed and delivered to the Purchaser the Junior Subordination Agreements.

        3.25 Amending Agreement. The Company, PMR Corporation and each other party to those certain Voting Agreements, dated on or about April 30, 2002, by and between PMR Corporation, the Company and the other parties thereto shall have duly executed and delivered to the Purchaser the Amending Agreement.

        3.26 PMR Consent. PMR Corporation shall have duly executed and delivered a consent to any actions taken by the Company or any Subsidiary prior to the consummation of the PMR Merger necessitating or requiring the consent of PMR Corporation under the PMR Merger Agreement, and such consent shall be in full force and effect, and the Purchaser shall have been furnished with satisfactory evidence thereof.

        3.27 Amendment to By-laws. The Company shall have amended its By-laws to remove the right of first refusal or any other similar restrictions on the ability of the Purchaser to transfer securities of the Company, and the Purchaser shall have been furnished with satisfactory evidence thereof.

        3.28 Waiver of Rights. All anti-dilution, preemptive and first offer rights and other similar rights, if any, to which any Person is entitled in connection with the transactions contemplated by the Transaction Documents, including, without limitation, the issuance of the Note and Warrants (including, without limitation, any adjustment in the number of shares of Common Stock issued or issuable upon exercise thereof), shall be waived in writing, and the terms of the Series A Stock and Series B Stock shall be amended to delete the rights of any holders thereof to receive upon the events described in Section 3 of the Company's Certificate of Incorporation, as amended, any amounts in excess of the liquidation preference plus all declared and unpaid dividends on the Series A Stock or Series B Stock, and satisfactory evidence of the foregoing shall have been delivered to the Purchaser.

        3.29 Fees and Expenses. The Company shall have paid to the Purchaser the fees provided for in Section 2.3 and the expenses provided for in Section 15.17.

                                   ARTICLE IV

                          CONDITIONS TO THE OBLIGATION
                             OF THE COMPANY TO CLOSE

        The obligation of the Company to issue and sell the Note and the Initial Warrants and to perform any of its other obligations hereunder shall be subject to the satisfaction or waiver of the following conditions on or before the Closing Date:

        4.1 Representations and Warranties True. The representations and warranties of the Purchaser contained in Article VI hereof shall be true and correct in all material respects at and as of the Closing Date as if made as of the Closing Date (unless such representations and warranties relate to matters only as of a particular date, in which case such representations and warranties shall be true and correct as of such date).

        4.2 Compliance with this Agreement. The Purchaser shall have performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Purchaser on or before the Closing Date.

        4.3 Consents and Approvals. All consents, waivers, exemptions, authorizations or other actions by, or notices to, or filings with, Governmental Authorities and other Persons necessary or required in connection with the execution, delivery or performance by the Purchaser or enforcement against the Purchaser of this Agreement shall have been obtained and be in full force and effect, and the Company shall have been furnished with satisfactory evidence thereof.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

        The Company hereby represents and warrants to the Purchaser as follows:

        5.1 Corporate Existence and Power. The Company and each of the
Subsidiaries:

        (a) is, and after giving effect to the transactions contemplated by the Transaction Documents will be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

        (b) has, and after giving effect to the transactions contemplated by the Transactions Documents will have, (i) full corporate power and authority and
(ii) all governmental licenses, authorizations, consents and approvals to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged;

        (c) is, and after giving effect to the transactions contemplated by the Transactions Documents will be, duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and

        (d) is, and after giving effect to the transactions contemplated by the Transactions Documents will be, in compliance with (i) its organizational or governing documents and (ii) all Requirements of Law;

except, in the case of (b)(ii), (c) or (d)(ii) of this Section 5.1, to the extent that the failure to do so would not have a material adverse effect on the assets, business, properties, prospects, operations or financial or other condition of the Company and the Subsidiaries, taken as a whole.

        5.2 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and each other Transaction Document to which it is a party, and the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Note and the
Warrants:

        (a) is within the Company's corporate power and authority and has been duly authorized by all necessary corporate action;

        (b) does not, and will not after giving effect to the transactions contemplated by the Transaction Documents, contravene the terms of the certificate of incorporation, by-laws or organizational or governing documents or any amendment thereof of the Company or any Subsidiary; and

        (c) does not, and will not after giving effect to the transactions contemplated by the Transactions Documents, violate, conflict with or result in any breach of, contravention of or the creation of any Lien under, any Contractual Obligation of the Company or any Subsidiary or any order or decree directly relating to the Company or any Subsidiary.

        5.3 Governmental Authorization; Third Party Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, is necessary or required in connection with the execution, delivery or performance by the Company or enforcement against the Company of this Agreement or any other Transaction Document to which the Company is a party or the transactions contemplated hereby or thereby. As of the Closing Date, the issuance of the Note, the Put Price Notes and the Warrants, the payment of interest on the Note and all other payments permitted by the Subordination Agreement, will not be prohibited by the terms of the Credit Agreement.

        5.4 Binding Effect. This Agreement, the Note, the Warrant Certificates, the Investor Rights Agreement, the Co-Sale Agreement, the Voting Agreement and each other Transaction Document to which the Company is a party have been duly executed and delivered by the Company, and this Agreement and the other Transaction Documents to which the Company is a party constitute, and after giving effect to the transactions contemplated by the Transaction Documents will constitute, the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        5.5 No Legal Bar. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which the Company is a party will not violate any Requirements of Law.

        5.6 Litigation. Except as set forth on Schedule 5.6, there are no, and after giving effect to the transactions contemplated by the Transaction Documents there will not be any, actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company or any Subsidiary (or any of their respective officers or directors), that if determined adversely, would be reasonably expected to have a material adverse effect on the assets, business, properties, prospects, operations or financial or other condition of the Company and the Subsidiaries, taken as a whole, or could have a material adverse effect on the ability of the Company or any Subsidiary to perform its respective obligations under any Transaction Document to which it is a party. No injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance by the Company of this Agreement or any other Transaction Document.

        5.7 No Default or Breach. No event has occurred and is continuing or would result from the incurring of obligations by the Company under this Agreement or any other Transaction Document to which it is a party which constitutes a Default or Event of Default under or breach of any of the provisions hereof or of the Note or the Warrant Certificates, and no such event will occur or will be continuing after giving effect to the transactions contemplated by the Transaction Documents. Neither the Company nor any Subsidiary is, and after giving effect to the transactions contemplated by the Transaction Documents will not be, in default under or with respect to any Contractual Obligation in any material respect.

        5.8 Title to Properties. The Company and each of the Subsidiaries has, and after giving effect to the transactions contemplated by the Transaction Documents will have, good record and marketable title to, or hold leases in full force and effect in all their real property, except for Liens in favor of CapitalSource in connection with the Credit Agreement and such defects in title as could not reasonably, individually or in the aggregate, have a materially adverse effect on the assets, business, properties, prospects, operations or financial or other condition of the Company and the Subsidiaries, taken as a whole, or the ability of the Company or any Subsidiary to perform its respective obligations under any Transaction Document to which it is a party.

        5.9 Investment Company. Neither the Company nor any Person controlling the Company is, and no such Person after giving effect to the transactions contemplated by the Transaction Documents will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        5.10 Subsidiaries. The Company has no Subsidiaries except for those listed on Schedule 5.10. All of the issued and outstanding capital stock of each Subsidiary listed (or required to be listed) on Schedule 5.10 is owned of record and beneficially as set forth in Schedule 5.10, free and clear of any Liens, except for Liens in favor of CapitalSource in connection with the Credit Agreement. There are no outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating any Subsidiary to issue, transfer or sell any of its securities.

        5.11 Financial Condition; No Undisclosed Liabilities.

        (a) The Company heretofore has delivered to the Purchaser true and correct copies of (i) the audited consolidated financial statements of the Company and the Subsidiaries for the fiscal year ended December 31, 2001 (the "Financials") and (ii) the unaudited consolidated balance sheet of the Company and the Subsidiaries as of March 31, 2002 and the related consolidated statements of operations and accumulated deficit and cash flows, together with notes thereto, for the three-month period then ended (the "Interim Financials"), certified by the President, Chief Financial Officer, Chief Development Officer or Controller of the Company. The Financials and the Interim Financials have been prepared in accordance with GAAP applied consistently throughout the periods covered thereby, present fairly the consolidated financial condition of the Company and the Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods then ended, and are true, correct and complete as of the date thereof.

        (b) The pro forma consolidated balance sheet of the Company and the Subsidiaries attached hereto as Schedule 5.11(b) fairly presents in all material respects the assets and liabilities of the Company and the Subsidiaries on a pro forma basis as of May 31, 2002, after taking into account the consummation of the transactions contemplated by the Transaction Documents, including, without limitation the issuance of the Note, the repayment of the promissory notes listed on Schedule 3.19 and the payment of all material fees and expenses in connection with the Transaction Documents, subject to ordinary course audit adjustments.

        (c) The Company and the Subsidiaries do not have, and after giving effect to the transactions contemplated by the Transaction Documents will not have, any direct or indirect Indebtedness, liability (including, without limitation, product liability or warranty claim), obligation, fixed or unfixed, contingent or otherwise, other than (i) as fully and adequately reflected on the Financials or the Interim Financials, (ii) those incurred since December 31, 2001 in the ordinary course of business or pursuant to the Credit Agreement,
(iii) those incurred pursuant to this Agreement and (iv) other liabilities incurred in the ordinary course of business which, individually or in the aggregate, are not material to the assets, business, properties, prospects, operations or financial or other condition of the Company and the Subsidiaries, taken as a whole.

        5.12 No Material Adverse Change. Since December 31, 2001, there has not been, and after giving effect to the transactions contemplated by the Transaction Documents there will not be, any material adverse change, nor to the knowledge of the Company, is any such change threatened, in the assets, business, properties, prospects, operations or financial or other condition of the Company and the Subsidiaries, taken as a whole.

        5.13 Capitalization.

        (a) As of the Closing Date, after giving effect to the transactions contemplated by the Transaction Documents (other than the PMR Merger): (i) the authorized capital of the Company will consist of 35,000,000 shares of Common Stock, 10,500,000 shares of Series A preferred stock, par value $0.01 per share (the "Series A Stock"), and 8,000,000 shares of Series B preferred stock, par value $0.01 per share (the "Series B Stock"); (ii) 7,327,627 shares of Common Stock will be issued and outstanding, 10,497,000 shares of Series A Stock will be issued and outstanding and 4,975,736 shares of Series B Stock will be issued and outstanding, all of which will be owned of record by the Persons listed on
Schedule 5.13(a) in the amounts listed next to the name of each such Person; and
(iii) except as listed on Schedule 5.13(a), no shares of Common Stock will be held in the Company's treasury.

        (b) Except for the Series A Stock, the Series B Stock, the warrants listed on Schedule 5.13(b), the convertible notes listed on Schedule 5.13(b), the Warrants and the options issued under the Plan listed on Schedule 5.13(b), or as otherwise set forth on Schedule 5.13(b), there are no outstanding options, warrants, conversion privileges, subscription or purchase rights or other rights to purchase or otherwise acquire shares of Capital Stock or other securities of the Company, and the Company is not obligated in any manner to issue shares of Capital Stock or other securities. Except as contemplated hereby or by the Investor Rights Agreement, or pursuant to relevant state and federal securities laws, there are no restrictions on the Company's ability to transfer shares of Capital Stock.

        (c) Except for (i) 10,497,000 shares of Common Stock issuable upon conversion of the Series A Stock, (ii) 4,975,736 shares of Common Stock issuable upon conversion of the Series B Stock, (iii) 1,341,028 shares of Series B Stock issuable upon exercise of warrants listed on Schedule 5.13(b) and the 1,341,028 shares of Common Stock issuable upon conversion of such shares of Series B Stock, (iv) 1,348,315 shares of Series B Stock issuable upon conversion of the convertible notes listed on Schedule 5.13(b) and the 1,348,315 shares of Common Stock issuable upon conversion of such shares of Series B Stock, (v) 1,502,140 shares of Common Stock issuable upon exercise of the Initial Warrants, and (vi) 3,373,313 shares of Common Stock reserved for issuance under the Company's 1997 Incentive and Nonqualified Stock Option Plan for Key Personnel (the "Plan"), there are no shares of Capital Stock of the Company reserved for issuance. The shares of Capital Stock of the Company to be issued upon exercise or conversion of any of the foregoing (including, without limitation, all shares of Common Stock to be issued upon exercise of the Warrants) have been duly authorized (or, with respect to the shares of Common Stock to be issued upon exercise of the Warrants, will, at the Closing, be authorized) and, when issued and paid for in accordance with the provisions of the applicable governing documents, will be validly issued, fully paid and non-assessable, will be free and clear of any Liens, will not be subject to any preemptive or similar rights that have not been waived and will be issued in compliance with the registration and qualification requirements of all applicable securities laws.

        (d) The Note and the Warrants are duly authorized, and when issued and sold to the Purchaser after the payment therefor, will be validly issued, free and clear of any Liens, not subject to any preemptive or similar rights that have not been waived, and will be issued in compliance with the qualification and registration requirements of all applicable securities laws. All shares of Capital Stock of the Company have been duly authorized and all of the issued and outstanding shares of Capital Stock of the Company are validly issued, fully paid and non-assessable, are free and clear of any Liens, are not subject to any preemptive or similar rights that have not been waived and have been issued in compliance with the registration and qualification requirements of all applicable securities laws.

        (e) Assuming all Warrants that may be issued to the Purchaser hereunder are issued on the Initial Closing Date, the Warrants may be exercisable initially into not less than 10.0% of the outstanding shares of Common Stock on a fully diluted basis as of the Initial Closing Date and after giving effect to the transactions contemplated by the Transaction Documents (other than the PMR Merger) and assuming, for purposes of this calculation, (i) the exercise of all options under the Plan, (ii) the grant and exercise of options to purchase up to 550,000 shares of Common Stock to be granted to existing senior management of the Company, and (iii) the conversion, exercise or exchange of all outstanding securities and securities that have been approved for issuance into shares of Common Stock, including, without limitation, the Series A Stock, the Series B Stock, the warrants listed on Schedule 5.13(b), the convertible notes listed on
Schedule 5.13(b) and the Warrants.

        (f) Assuming all Warrants that may be issued to the Purchaser hereunder are issued on or prior to consummation of the PMR Merger, the Warrants may be exercisable initially into not less than 8.0% of the outstanding shares, par value $0.01 per share, of common stock of PMR Corporation (the "PMR Common Stock") on a fully diluted basis as of the consummation of the PMR Merger and after giving effect to the transactions contemplated by the Transaction Documents (including, without limitation, the PMR Merger) and assuming, without duplication, for purposes of this calculation, (i) the exercise, immediately prior to the consummation of the PMR Merger, of all options under the Plan, (ii) the grant and exercise, immediately prior to the consummation of the PMR Merger, of the options to be granted to existing senior management of the Company to purchase up to 550,000 shares of Common Stock, (iii) the exercise of all options granted under PMR Corporation's 1997 Equity Incentive Plan and PMR Corporation's Outside Directors' Non-Qualified Stock Option Plan of 1992 as of the consummation of the PMR Merger (but excluding 979,788 options (such number being determined without giving effect to the reverse stock split contemplated to be undertaken by PMR Corporation prior to the PMR Merger), all of which have an exercise price per share of PMR Common Stock in excess of $4.00 (such number being determined without giving effect to the reverse stock split contemplated to be undertaken by PMR Corporation prior to the PMR Merger)) and (iv) the conversion, exercise or exchange of all outstanding securities and securities that have been approved for issuance into shares of PMR Common Stock as of the consummation of the PMR Merger, including, without limitation, the Warrants.

        5.14 Solvency. After giving effect to the transactions contemplated by the Transaction Documents, the Company will be Solvent.

        5.15 Private Offering. No form of general solicitation or general advertising was used by the Company or, to the knowledge of the Company, any of the Company's representatives in connection with the offer or sale of the Note or the Warrants. Subject to the accuracy of the representations of the Purchaser set forth in Article VI below, no registration of the Note or the Warrants pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws will be required by the offer, sale or issuance of any such securities pursuant to the transactions contemplated by the Transaction Documents. The Company agrees that neither the Company, nor anyone acting on the Company's behalf, will offer or sell the Note, the Warrants or any other security so as to require the registration of the Note or the Warrants or any other security pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such securities are so registered.

        5.16 Broker's, Finder's or Similar Fees. Except as disclosed on Schedule
5.16 and for the facility fee payable to the Purchaser pursuant to Section 2.3, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the offer or sale of the Note or the Warrants based on any agreement, arrangement or understanding with the Company or any action taken by the Company.

        5.17 Full Disclosure. No statement by the Company contained in any Transaction Document or any other document, certificate, notice or consent related to any of the foregoing delivered to the Purchaser in connection with the purchase and sale of the Note and the Warrants at or prior to the Closing contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements made, in light of the circumstances in which made, not materially false or misleading.

        5.18 Anti-Dilution Protection; Preemptive Rights. Except as set forth on
Schedule 5.18, no Person has any rights to purchase or receive additional shares of Capital Stock or other securities of the Company as a result of or relating to the transactions contemplated by this Agreement, the Note, the Warrant Certificates (including, without limitation, as a result of or relating to any adjustment in the number of shares of Common Stock issued or issuable upon exercise of any Warrants) or the other Transaction Documents. Except for the Investor Rights Agreement, the Co-Sale Agreement and the Voting Agreement, as of the Closing Date, the Company is not a party to or bound by, and no holder of any Capital Stock of the Company is a party to or bound by, any agreement relating to shareholder actions or the voting or transfer of Capital Stock of the Company, and except for the Purchaser and as set forth on

Schedule 5.18, no Person is entitled to participate in any anti-dilution rights or preemptive rights with respect to the Capital Stock of the Company.

        5.19 Investor Rights Agreements. As of the Closing Date, the Company will not be a party to or bound by any agreement, other than the Investor Rights Agreement, granting any registration rights to any Person or any other rights which conflict with the rights of the Purchaser under the Investor Rights Agreement.

        5.20 Projections. Prior to the date hereof, the Company delivered to the Purchaser financial projections attached as Schedule 5.20 (the "Projections"). The assumptions used in preparation of the Projections were reasonable when made and continue to be reasonable as of the Closing Date. The Projections have been prepared in good faith and the Projections give effect to the transactions contemplated by the Transaction Documents. The Purchaser acknowledges that the Projections contain assumptions about future events and that actual results during the period or periods covered may differ materially from the data and results contained in such Projections.

        5.21 Labor Relations. Neither the Company nor any Subsidiary is engaged in any unfair labor practice. There is (a) no unfair labor practice complaint pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or, to the knowledge of the Company, threatened, (b) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, and (c) no union representation question existing with respect to the employees of the Company or any Subsidiary and, to the knowledge of the Company, no union organizing activities are taking place.

        5.22 ERISA and Employee Benefit Plans.

        (a) There are no employee benefit plans, as defined in Section 3(2) of ERISA, maintained by the Company or any Subsidiary, or with respect to which the Company or any Subsidiary has or could have any direct or indirect material liability, other than those described in Schedule 5.22 ("Benefit Plans").

        (b) Accurate and complete copies of all Benefit Plan text and agreements, the most recent annual report, the most recent annual and periodic accounting of Benefit Plan assets, and the most recent actuarial valuation with respect to each Benefit Plan have been delivered or made available to the Purchaser.

        (c) No Benefit Plan is subject to Title IV of ERISA or section 412 of the Code. Except as set forth on Schedule 5.22, no Benefit Plan is a "multiple employer plan" within the meaning of the Code or ERISA. With respect to any Benefit Plan that is a "multi-employer plan," as such term is defined in Section 3(37) of ERISA, (i) neither the Company nor any Subsidiary, nor any entity which is treated as a single employer with any of them pursuant to Section 414(b),
(c), (m) or (o) of the Code (an "ERISA Affiliate") has, since the date on which the Company or any Subsidiary first began contributing to any multi-employer plan, made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA, (ii) no event has occurred that presents a material risk of a partial withdrawal, (iii) neither the Company, nor any Subsidiary, nor any ERISA Affiliate has any contingent liability under Section 4204 of ERISA, and (iv) there would be no withdrawal liability of the Company, any Subsidiary and any ERISA Affiliates, computed as if a complete withdrawal by each such entity had occurred under each such Benefit Plan on the date hereof if each such entity ceased contributions thereto.

        (d) With respect to each Benefit Plan: (i) if it is intended to qualify under section 401(a) of 403(a) of the Code, the Company has no knowledge of any circumstance that could be reasonably expected to result in such Benefit Plan's failure to be so qualified; (ii) such Benefit Plan has been maintained and administered at all times in substantial compliance with its terms and applicable laws and regulations; (iii) no event has occurred and there exists no circumstances under which the Company or any Subsidiary could be reasonably expected to incur material liability under ERISA, the Code or otherwise (other than routine claims for benefits) with respect to such Benefit Plan or with respect to any other entity's employee benefit plan; and (iv) all contributions and premiums due with respect to such Benefit Plan have been made on a timely basis.

        (e) With respect to each "welfare plan" (as defined in ERISA section 3(1)) which is maintained or contributed to by the Company or any Subsidiary or with respect to which the Company or any Subsidiary has or could have any direct or indirect liability as of the Closing Date: (i) no such plan provides medical or death benefits with respect to current or former employees of the Company or any Subsidiary beyond their termination of employment (other than as required to avoid an excise tax under Code section 4980B); and (ii) the Company and each Subsidiary has substantially complied with the requirements of Code section 4980B.

        (f) The consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not: (i) entitle any individual to severance or termination pay; (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any individual; or (iii) result in the payment that will be taken into account in determining whether there is an "excess parachute payment" under Code section 280G(b)(1).

        5.23 Environmental Matters. Except as set forth in Schedule 5.23:

        (a) To the knowledge of the Company, none of the Company, any Subsidiary or any operator of any of their respective properties is in violation, or to the knowledge of the Company, is in alleged violation, of any Safety and Environmental Law.

        (b) None of the Company, any Subsidiary or any operator of any of their respective properties has received written notice from any third party, including, without limitation, any federal, state, county, or local governmental authority, (i) that it has been identified as a potentially responsible party under the Comprehensive

Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA") or any equivalent state law, with respect to any site or location,
(ii) that any hazardous waste, as defined in 42 U.S.C. ss. 6903(5), any hazardous substances, as defined in 42 U.S.C. ss. 9601(14), any pollutant or contaminant, as defined in 42 U.S.C. ss. 9601(33), or any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Safety and Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of, has been found at any site at which a federal, state, county, or local agency or other third party has conducted or has ordered the Company, any Subsidiary or another third party or parties (e.g., a committee of potentially responsible parties) to conduct a remedial investigation, removal or other response action pursuant to any Safety and Environmental Law, or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint (contingent or otherwise) or legal or administrative proceeding arising out of any actual or alleged release or threatened release of Hazardous Substances. For purposes of this Section 5.23 and the definition of "Safety and Environmental Laws," "release" means any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping of Hazardous Substances into the environment.

        (c) (i) To the knowledge of the Company, the Company, each Subsidiary and each operator of any real property owned or operated by the Company and any Subsidiary is in compliance in all material respects with all provisions of the Safety and Environmental Laws relating to the handling, manufacturing, processing, generation, storage or disposal of any Hazardous Substances; (ii) to the knowledge of the Company, no portion of property owned, operated or controlled by the Company or any Subsidiary has been used for the handling, manufacturing, processing, generation, storage or disposal of Hazardous Substances except in accordance with applicable Safety and Environmental Laws;
(iii) to the knowledge of the Company, there have been no releases or threatened releases of Hazardous Substances on, upon, into or from any property owned, operated or controlled by the Company or any Subsidiary, which releases could have a material adverse effect on the value of such properties or adjacent properties or the environment; (iv) to the knowledge of the Company, there have been no releases of Hazardous Substances on, upon, from or into any real property in the vicinity of the real properties owned, operated or controlled by the Company or any Subsidiary which, through soil or groundwater contamination, may have come to be located on the properties of the Company or any Subsidiary; and (v) to the knowledge of the Company, there have been no releases of Hazardous Substances on, upon, from or into any real property formerly but no longer owned, operated or controlled by the Company or any Subsidiary.

        (d) To the knowledge of the Company, none of the properties of the Company or any Subsidiary is subject to any applicable environmental cleanup responsibility law or environmental restrictive transfer law or regulation by virtue of the transactions set forth herein and contemplated hereby.

        5.24 Taxes.

        (a) The Company and the Subsidiaries have timely filed (or obtained appropriate extensions for filing) all material returns with respect to Taxes required to be filed through the date hereof in a manner consistent with prior years and applicable laws and regulations and all such Tax returns are true and complete in all material respects. The Company and the Subsidiaries have timely paid all material Taxes that are due through the date thereof, or that are claimed or asserted by any taxing authority to be due through the date hereof, except for those Taxes that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. With respect to any period for which Tax returns have not yet been filed, or for which Taxes are not yet due or owing, the Company and the Subsidiaries have no material liability for Taxes in each case other than Taxes incurred in the ordinary course of business or for which accruals are reflected in the Financial and Interim Financials.

        (b) No audit or other proceeding by any court, taxing authority, or similar person is pending or, to the knowledge of the Company, threatened with respect to any Taxes due from or with respect to the operations of the Company or any Subsidiary, or any Tax return filed by or with respect to the operations of the Company or any Subsidiary. No assessment of Taxes is proposed in writing against the Company, any Subsidiary or their respective assets.

        5.25 Intellectual Property.

        (a) Schedule 5.25(a) sets forth all United States and foreign patents and patent applications, registered trademarks and service marks and applications therefor, Internet domain name registrations and applications, and registered copyrights and applications therefor owned or licensed by the Company or any Subsidiary, specifying as to each item, as applicable: the nature of the item, including the title; the owner of the item; the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed; and the issuance, registration, or application numbers and dates.

        (b) The Company and each Subsidiary owns, free and clear of all Liens (other than permitted Liens pursuant to Section 10.2), or has the right to use, pursuant to a valid license or permission, all Intellectual Property that is material to and used in the conduct of the business of the Company and such Subsidiary.

        (c) Neither the Company nor any Subsidiary has been a party to any claim or action and, to the knowledge of the Company, there is no claim or action threatened, that challenges the validity, enforceability, ownership, or right to use, sell, or license any Intellectual Property. To the knowledge of the Company, no third party is infringing upon any Intellectual Property.

        (d) All material software used or licensed by the Company or any Subsidiary, other than off-the-shelf software which is commercially available on a retail basis and used solely on the computers of the Company and the Subsidiaries, is described in Schedule 5.25(d). Such software is held by the Company and the Subsidiaries legitimately, and to the knowledge of the Company,
(i) is free from any significant
software defect, (ii) performs in conformance with its documentation, and (iii) does not contain any bugs or viruses or any code or mechanism that could be used to interfere with the operation of the software. The Company has made available to the Purchaser all documentation requested by the Purchaser relating to the use, maintenance, and operation of such software, all of which, to the knowledge of the Company, is true and accurate.

        (e) The Company and each Subsidiary has taken all commercially reasonable steps to maintain and protect each item of Intellectual Property owned by them.

        (f) The Company and the Subsidiaries are not, and after giving effect to the transactions contemplated by the Transaction Documents will not be, in violation of any agreement relating to any Intellectual Property, and the Company and the Subsidiaries will own all right, title, and interest in and to or have a license to use all Intellectual Property on identical terms and conditions as they enjoyed immediately prior to such transactions except to the extent that such violation or lack would not have a material adverse effect on the assets, business, properties, prospects, operations or financial or other condition of the Company and the Subsidiaries, taken as a whole.

        5.26 Potential Conflicts of Interest. Except as set forth on Schedule 5.26, no officer, member, manager or Affiliate of the Company or any Subsidiary, and to the knowledge of the Company, no parent, child, sibling or spouse of any such officer, member, manager or Affiliate: (a) owns, directly or indirectly, any interest in (excepting less than 2% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, member, director, employee or consultant of, any Person which is or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, the Company or any Subsidiary; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company or any Subsidiary uses in the conduct of its business; or (c) has any cause of action or other claim whatsoever against, or owes any amount to, the Company or any Subsidiary, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements arising in the ordinary course of business.

        5.27 Trade Relations. There exists no actual, or to the knowledge of the Company threatened, termination, cancellation or limitation of, or any adverse modification or change in, the business relationship or business of the Company and the Subsidiaries, taken as a whole, or their business with any customer or any group of customers whose use of their services are individually or in the aggregate material to the business of the Company and the Subsidiaries, taken as a whole, or with any material supplier, and, to the knowledge of the Company, there exists no condition or state of facts or circumstances that would materially adversely affect the assets, business, properties, prospects, operations or financial or other condition of the Company and the Subsidiaries, taken as a whole, or would prevent the Company or any Subsidiary from conducting its business after the consummation of the transactions contemplated by the Transaction Documents in substantially the same manner in which it heretofore has been conducted.

        5.28 Outstanding Borrowing. Schedule 5.28 sets forth (a) the amount of all Indebtedness of the Company and the Subsidiaries for money borrowed (other than the Note), (b) the Liens that relate to such Indebtedness and that encumber the assets of the Company or any Subsidiary and (c) the name of each lender thereof.

        5.29 Material Contracts. Neither the Company nor any Subsidiary is a party to any Contractual Obligation or is subject to any charge, corporate restriction, judgment, injunction, decree or Requirement of Law materially adversely affecting, or which may adversely affect, the assets, business, properties, prospects, operations or financial or other condition of the Company and the Subsidiaries, taken as a whole. Except for the contracts, agreements and commitments, whether written or oral, described on Schedule 5.29, neither the Company nor any Subsidiary is a party to or bound by any material contract, agreement or commitment, whether written or oral, including, without limitation,
(a) any distributor, sales, advertising, agency or manufacturer's representative contract, (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contract more than $50,000 annually, (c) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP, (d) any contract for capital expenditures in excess of $50,000 in the aggregate, (e) any contract limiting the freedom of the Company or any Subsidiary to engage in any line of business or to compete with any other Person or any confidentiality, secrecy or non-disclosure contract, (f) any contract with any Person with whom the Company or any Subsidiary does not deal at arm's length, (g) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or Indebtedness of any other Person, or (h) any contracts or commitments providing for payments based in any manner on the revenues or profits of the business of the Company or any Subsidiary; provided, however, that managed care contracts and Medical Director Agreements are not required to be disclosed on Schedule 5.29. All of the contracts, agreements and commitments of the Company and the Subsidiaries are in full force and effect and binding upon the parties thereto in accordance with their terms. Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any other party to such contracts, agreements or commitments, is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder. The Company has no knowledge of any proposed, pending, or likely cancellation or termination of any such contract, agreement or commitment.

        5.30 Insurance. Schedule 5.30 sets forth a description of all policies or binders of fire, liability, workman's compensation, keyman, vehicular, life or other insurance held by or on behalf of the Company and the Subsidiaries, specifying the insurer, the policy number of covering note numbers with respect to binders and describing each pending claim thereunder of more than $50,000. Such insurance is in full force and effect. Neither the Company nor any Subsidiary is in default in any material respect with respect to any provision contained in any such policy or binder and has not failed to give any notice or present any claim under such policy or binder in due and timely fashion.

        5.31 Compliance with Laws. The Company and each Subsidiary has the lawful authority and all material state, federal, special or local governmental authorizations, licenses or permits required to conduct their respective businesses as such businesses are presently being conducted. There are no pending, or to the knowledge of the Company threatened, actions, notices, or proceedings by any state, federal, special or local government or any subdivision thereof or any public or private group against the Company or any Subsidiary. The Purchaser has been provided with a list and brief description of all licenses, including those granted or derived from governmental sources, issued or granted to the Company or any Subsidiary which are material to its business.

        5.32 Assets, Licenses, Etc. The Company and each Subsidiary has good and marketable title to, or valid leasehold interests in, all of its assets, real and personal, including the assets carried on its books and reflected in the Financials and the Interim Financials, subject to no Liens, except for (i) Liens described in Schedule 5.32 or permitted by Section 10.2, and (ii) assets sold, abandoned or otherwise disposed of in the ordinary course of business.

        5.33 Aeries Healthcare Acquisition. The Company heretofore has delivered to the Purchaser true, correct and complete copies of the Aeries Purchase Agreement and all documents and certificates related thereto. To the knowledge of the Company, the representations and warranties made by the sellers in the Aeries Purchase Agreement and the related documents and certificates are true and correct in all respects at and as of the date hereof and after giving effect to the transactions contemplated by the Transaction Documents as if such representations and warranties were made at and as of such dates (unless such representations and warranties relate to matters only as of a particular date, in which case such representations and warranties shall be true and correct in all respects as of such date).

        5.34 Regulatory Matters. Except as set forth in Schedule 5.34, the Company represents and warrants to the Purchaser as follows:

        (a) Licenses, Permits, Authorizations and Payor Programs.

                (i) (A) The Company and each entity directly or indirectly controlled by it (the "PSI Companies"), (B) if the PMR Merger is consummated, PMR Corporation and each entity directly or indirectly controlled by it (the "PMR Companies") and (C) if the acquisition contemplated by the Aeries Purchase Agreement (as in effect on the date hereof) is consummated, Aeries Healthcare and each entity directly or indirectly controlled by it (the "Aeries Companies," and together with the PSI Companies and the PMR Companies, the "Regulated Companies," and each, a "Regulated Company") each hold all licenses and other rights, accreditations, permits, approvals and authorizations ("Permits") required by law, ordinance, regulation or ruling guidance or manual of any governmental regulatory authority necessary to operate each line of business or facility presently conducted and presently proposed to be conducted by each of the Regulated Companies (each such line or facility, a "Business" and collectively, the "Businesses"), except for Permits, the absence of which would not reasonably be expected to have a material adverse effect on the assets, business, properties, prospects, operations or financial or other condition of any Business. Each Regulated Company that directly receives reimbursement or payments under Titles XVIII and XIX of the Social Security Act (the "Medicare and Medicaid programs") is certified for participation and reimbursement under the Medicare and Medicaid programs. Each Regulated Company that directly or indirectly receives reimbursement or payments under the Medicare and Medicaid programs, the CHAMPUS and TriCare programs and such other similar federal, state or local reimbursement or governmental programs (collectively the "Government Programs") has current provider numbers and provider agreements required for each of such Government Programs. Each Regulated Company that directly or indirectly receives payments under any non-governmental program, including without limitation any private insurance program (collectively, the "Private Programs") has all provider agreements and provider numbers that are required under such Private Programs.

                (ii) True, correct and complete copies or descriptive listing of the aforementioned Permits (including the name of the issuing agency and the expiration date) and provider numbers and provider agreements under all Government Programs and Private Programs, have been provided to the Purchaser. True, complete and correct copies or descriptive listing of all surveys, reviews and/or audits of any Regulated Company or any Business or its predecessors in interest conducted during the past two years in connection with any Government Program, Private Program or licensing or accrediting body have been provided to the Purchaser.

                (iii) No violation, default, order or legal or administrative proceeding exists with respect to any of the aforementioned Permits, Medicare or Medicaid certifications, provider agreements or provider numbers, except for any of the foregoing that would not reasonably be expected to have a material adverse effect on the assets, business, properties, prospects, operations or financial or other condition of any Business. Except as disclosed on Schedule 5.34, none of the Regulated Companies has received any notice of any action pending or recommended by any state or federal agency having jurisdiction with respect to any of the aforementioned Permits, Medicare or Medicaid certifications, provider agreements, or provider numbers, either to revoke, withdraw or suspend any such Permit, certification, provider agreements or provider number, or to terminate the participation of any Business in any Government Program or Private Program. Except as disclosed on Schedule 5.34, no event has occurred that, with the giving of notice, the passage of time, or both, would constitute grounds for a material violation, order or deficiency with respect to any such Permit, certification, provider agreement or provider number, or to revoke, withdraw or suspend any such Permit, certification, provider agreements or provider number, or to terminate or modify the participation of any Business in any Government Program or Private Program. There has been no decision not to renew any provider number or provider agreement or third-party payor agreement of any Regulated Company or Business. No consent or approval of, prior filing with or notice to, or any action by, any governmental body or agency or any other third party is required in connection with any such Permit, or Government Program or Private Program, by reason of the transactions contemplated hereby, and the continued operation of any Business thereafter on a basis consistent with past practices (other than the renewal of current approvals, licenses and Permits).

                (iv) Each Regulated Company and/or Business has timely filed all reports and billings required to be filed by it prior to the date hereof with respect to the Government Programs and Private Programs, all fiscal intermediaries and other insurance carriers and all such reports and billings are complete and accurate in all material respects and have been prepared in compliance with all applicable laws, regulations, rules, manuals and guidance governing reimbursement and claims. True, correct and complete copies of such reports and billings for the most recent year have previously been made available to the Purchaser. Each Regulated Company has paid or caused to be paid all known and undisputed refunds, overpayments, discounts or adjustments which have become due pursuant to such reports and billings, has not claimed or received reimbursements from Government Programs or Private Programs in excess of amounts permitted by law, and has no liability under any Government Program or Private Program (known or unknown, contingent or otherwise) for any refund, overpayment, discount or adjustment. With respect to such prior reports or billings, there are no pending appeals, adjustments, challenges, audits, inquiries, litigation or notices of intent to audit, and, other than the routine review of cost reports, during the last two years none of the Business has been audited, or otherwise examined by any Government Program or Private Program. There are no other reports required to be filed by any Business in order to be paid under any Government Program or Private Program for services rendered, except for reports not yet due.

                (v) All activities of each Business of the PSI Companies, and, to the knowledge of the PSI Companies after due and reasonable inquiry, of each Business of each other Regulated Company and of any officers, directors, agents and employees of any of the Regulated Companies undertaken on behalf of any Business, have been, and are currently being, conducted in compliance in all respects with all applicable Requirements of Law, permits, licenses, certificates, governmental requirements, Government Program manuals and guidance, orders and other similar items of any Governmental Entity including, without limitation, all Requirements of Law pertaining to confidentiality of patient information, occupational safety and health, workers' compensation, unemployment, building and zoning codes (collectively, "Regulations"), other than any non-compliance that does not or would not have a material adverse effect on the assets, business, properties, prospects, operations or financial or other condition of any Business. Neither the Business of any PSI Company nor, to the knowledge of the PSI Companies after due and reasonable inquiry, of any other Regulated Company, has violated or become liable for, or received a notice or charge asserting any such violation or liability with respect to, any Regulation, nor are there any facts or circumstances that are known or that reasonably should be known to the Regulated Companies that could form the basis for any such violation or liability. None of the Regulated Companies or Businesses is relying on any exemption from or deferral of any Regulation that would not be available to such Regulated Company or Business after the Closing.

                (vi) There are no pending changes in applicable law or regulations that would prevent any of the Businesses from conducting its business in substantially the same manner as the business is currently conducted.

        Notwithstanding anything to the contrary, statements in subsections
(iii), (iv) and (v) of this Section 5.34(a) as to any of the PMR Companies, Aeries Companies or their respective Businesses are made to the knowledge of the Company after due and reasonable inquiry.

        (b) Medical Waste Laws. None of the Regulated Companies and none of the Businesses is in violation of, or the subject of, any enforcement action by any Governmental Authority under the Medical Waste Tracking Act, 42 U.S.C. ss. 6992 et seq., or any other applicable federal, state or local governmental law dealing with the disposal of medical wastes (the "Medical Waste Laws"). None of the Regulated Companies has, within the last two years, received any written or oral notice of any investigation or inquiry by any Governmental Authority under the Medical Waste Laws. The Regulated Companies and the Businesses have obtained and are in compliance with any permits related to medical waste disposal required by the Medical Waste Laws, other than any non-compliance that does not or would not have a material adverse effect on the assets, business, properties, prospects, operations or financial or other condition of any Business, and have taken reasonable steps to determine, and have determined, that all disposal of medical waste by them has been in compliance with the Medical Waste Laws.

        (c) No Changes in Suppliers and Third-Party Payors. None of the suppliers supplying products, materials or drugs to any Business of the PSI Companies or, to the knowledge of the PSI Companies after due and reasonable inquiry, any other Regulated Company, has provided any notice (written or oral) to any Regulated Company that it intends to cease selling such products, materials or drugs to such Regulated Company or Business or to limit or reduce such sales of the products to any such Regulated Company or Business or increase prices and there is no fact that indicates that any third-party payor of any Regulated Company or any Business intends to terminate, limit or reduce its business relations with such Regulated Company or Business in the event of a sale of any Regulated Company or Business, or otherwise, other than any of the foregoing acts that do not or would not have a material adverse effect on the assets, business, properties, prospects, operations or financial or other condition of any Business.

        (d) Inspections and Investigations. No Regulated Company or Business, no licensed professional or other individual affiliated with the PSI Companies or any Business of the PSI Companies, and, to the knowledge of the PSI Companies after due and reasonable inquiry, no licensed professional or other individual affiliated with the other Regulated Companies or any Business of such Regulated Companies, has had its, his or her right to receive reimbursements pursuant to any Government Program or Private Program terminated or otherwise adversely affected as a result of any investigation or action whether by any federal or state governmental regulatory authority or other third party. Except as described on Schedule 5.34, no Regulated Company or Business, and, to the knowledge of the PSI Companies after due and reasonable inquiry, no licensed professional or other individual who is a party to a contract with any Regulated Company, has, during the past three years, been the subject of any inspection, investigation, survey, audit, monitoring or other form of review by any governmental regulatory entity, trade association, professional review organization, accrediting organization or certifying agency based upon any alleged improper activity on the part of such Regulated Company, Business or individual, and no Regulated Company has received any notice of deficiency during the past three years in connection with the operation of the Business. Except as described on Schedule 5.34, there are no presently, and at the Closing there will not be, any outstanding deficiencies or work orders of any Governmental Authority having jurisdiction over any Business, or requiring conformity to any applicable agreement, statute, regulation, ordinance bylaw, including but not limited to, the Government Programs and Private Programs. Except as described on Schedule 5.34, there is not any notice of any claim, requirement or demand of any licensing or certifying agency or other third party supervising or having authority over any Business to rework or redesign any part thereof or to provide additional furniture, fixtures, equipment, appliances or inventory so as to conform to or comply with any existing law, code, rule, regulation or standard.

        (e) Fraud and Abuse; Stark Act; False Claims. Neither the PSI Companies, nor, to the knowledge of the PSI Companies after due and reasonable inquiry, any other Regulated Company, nor any officer, director or managing employee of the PSI Companies or, to the knowledge of the PSI Companies after due and reasonable inquiry, of any other Regulated Company, and, to the knowledge of the PSI Companies after due and reasonable inquiry, no person or entity providing professional services in connection with any Business, has engaged in any activities that are prohibited, or cause for the imposition of penalties or mandatory or permissive exclusion, under 42 U.S.C. s. 1320a-7, 1320a-7a, 1320a-7b, 1395nn, or 1396b, 31 U.S.C. s. 3729-3733, or the federal
CHAMPUS/TRICARE statute (or other federal or state statutes related to false or fraudulent claims) or the regulations promulgated thereunder pursuant to such statutes, or related state or local statutes or regulations, or under any criminal laws, statutes, ordinances, regulations or rulings or manuals of any governmental regulatory authority relating to health care services or payments, or that are prohibited by rules of professional conduct, including but not limited to the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a fact in any application for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or representation of a fact for use in determining rights to any benefit or payment; (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; and (iv) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (A) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (B) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid, or under any Private Program.

        (f) Rates and Reimbursement Policies. Except as described on Schedule 5.34, no Regulated Company has any reimbursement or payment rate appeals, disputes or contested positions currently pending before any Governmental Authority or any administrator of any Private Programs with respect to any Business.

        (g) Controlled Substances. Each Regulated Company and its officers, directors and employees and, to the knowledge of the PSI Companies after due and reasonable inquiry, persons who provide professional services under agreements (whether oral or written) with such Regulated Company in connection with any Business has not, in connection with its, his or her activities directly or indirectly related to any Business, engaged in any activities which are prohibited under the Federal Controlled Substances Act, 21 U.S.C. ss. 801 et seq. or the regulations promulgated pursuant to such statute or any related state or local statutes or regulations concerning the dispensing and sale of controlled substances.

        (h) Intermediate Sanctions. No PSI Company or Business of any PSI Company and, to the knowledge of the PSI Companies after due and reasonable inquiry, no other Regulated Company or Business of any other Regulated Company has (i) engaged in any transaction with any entity that is tax-exempt under
Section 501(c)(3) or (4) of the Code that has resulted in the imposition on such Regulated Company or Business of any tax under Section 4958 of the Code or (ii) engaged in an "excess benefit transaction" (as defined in such Section 4958 of the Code) with any such tax-exempt entity.

        (i) Due Diligence Disclosures. Each of the PSI Companies has truly, correctly and completely answered all questions in the initial due diligence request submitted to it on behalf of the Purchaser, dated May 7, 2002, and all supplements thereto, including those dated May 17, 2002, May 23, 2002, June 5, 2002 and June 10, 2002 (collectively, the "Due Diligence Requests") and has provided the Purchaser true, correct and complete copies of all existing documents that were requested in the Due Diligence Requests.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

        The Purchaser represents and warrants to the Company as follows:

        6.1 Existence and Power. The Purchaser:

        (a) is duly organized and validly existing under the laws of the jurisdiction of its organization; and

        (b) has the power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged.

        6.2 Authorization; No Contravention. The execution, delivery and performance by the Purchaser of this Agreement and each other Transaction Document to which it is a party:

        (a) is within the Purchaser's power and authority and has been duly authorized by all necessary action;

        (b) does not contravene the terms of the Purchaser's organizational or governing documents or any amendment thereof;

        (c) will not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of the Purchaser, or any order or decree directly relating to the Purchaser; and

        (d) does not require approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, other than those that have been obtained or made on or prior to the Closing.

        6.3 Binding Effect. This Agreement and each other Transaction Document to which the Purchaser is a party has been duly executed and delivered by the Purchaser, and constitutes the legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        6.4 No Legal Bar. The execution, delivery and performance by the Purchaser of this Agreement or any other Transaction Document to which the Purchaser is a party will not violate any Requirements of Law.

        6.5 Purchase for Own Account. The Note and the Warrants (including, for purposes of this Section 6.5, the shares of Common Stock issuable upon exercise of the Warrants) to be acquired by the Purchaser pursuant to this Agreement are being acquired for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of the Note and the Warrants and any shares of Common Stock issuable upon exercise of the Warrants. If the Purchaser should in the future decide to dispose of the Note or the Warrants, the Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect, and that stop-transfer instructions to that effect, where applicable, will be in effect with respect to such securities. The Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of the Warrants to the following effect:

        THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN TAKEN FOR INVESTMENT AND HAVE NOT BEEN REGISTERED

        UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH STATE SECURITIES LAWS.

        6.6 Accredited Investor. The Purchaser is an "accredited investor" as such term is defined under Rule 501 under the Securities Act.

        6.7 Broker's, Finder's or Similar Fees. Except for the facility fee payable to the Purchaser pursuant to Section 2.3, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the offer or sale of the Note or the Warrants based on any agreement, arrangement or understanding with the Purchaser or any action taken by the Purchaser.

                                  ARTICLE VII

                                 INDEMNIFICATION

        7.1 Indemnification by the Company. In addition to all other sums due hereunder or provided for in this Agreement and each other Transaction Document, the Company agrees to indemnify and hold harmless the Purchaser and its Affiliates (including, without limitation, BBH & Co.) and their respective officers, directors, agents, employees, partners and controlling persons (each, an "indemnified party") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel) or other liabilities ("Losses") resulting from any breach of any representation or warranty, covenant or agreement of the Company contained in this Agreement or any other Transaction Document or any legal, administrative or other actions (including actions brought by the Company or any equity holders of the Company or derivative actions brought by any Person claiming through the Company or in the Company's name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of this Agreement or any other Transaction Document, the transactions contemplated hereby or thereby, or any indemnified person's role herein or therein; provided, however, that the Company shall not be liable under this Section 7.1: (a) for any amount paid in settlement of claims without the Company's consent (which consent shall not be unreasonably withheld), or (b) to the extent that it is finally judicially determined that such Losses resulted primarily from the willful misconduct, bad faith or gross negligence of such indemnified party; provided, further, that if and to the extent that such indemnification is unenforceable for any reason, the

Company shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable laws. In connection with the obligation of the Company to indemnify for expenses as set forth above, the Company further agrees to reimburse each indemnified party for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such indemnified party; provided, however, that if an indemnified party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Losses in question resulted primarily from the willful misconduct, bad faith or gross negligence of such indemnified party.

        7.2 Notification. Each indemnified party under this Article VII will, promptly after the receipt of notice of the commencement of any action or other proceeding against such indemnified party in respect of which indemnity may be sought from the Company under this Article VII, notify the Company in writing of the commencement thereof. The omission of any indemnified party so to notify the Company of any such action shall not relieve the Company from any liability which it may have to such indemnified party other than pursuant to this Article VII or, unless, and only to the extent that, such omission results in the Company's forfeiture of substantive rights or defenses. In case any such action or other proceeding shall be brought against any indemnified party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that any indemnified party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action or proceeding in which each of the Company and an indemnified party is, or is reasonably likely to become, a party, such indemnified party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such indemnified party, (a) there are or may be legal defenses available to such indemnified party or to other indemnified parties that are different from or additional to those available to the Company or (b) any conflict or potential conflict exists between the Company and such indemnified party that would make such separate representation advisable; provided, however, that in no event shall the Company be required to pay fees and expenses under this Article VII for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. The Company shall not, without the consent of the indemnified party (which consent shall not be unreasonably withheld), consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or which requires action other than the payment of money by the Company. The rights accorded to indemnified parties hereunder shall be in addition to any rights that any indemnified party may have at common law, by separate agreement or otherwise.

        7.3 Investor Rights Agreement. Notwithstanding anything to the contrary in this Article VII, the indemnification and contribution provisions of the

Investor Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.

                                  ARTICLE VIII

                               FINANCIAL COVENANTS

        On and after the date hereof, until all of the Obligations of the Company to the Purchaser have been satisfied, the Company shall, and shall cause the Subsidiaries to, observe the following covenants:

        8.1 Minimum Census. As of the last day of each Monthly Test Period, (a) the aggregate combined census levels at the facilities owned, operated or leased by the Company and the Subsidiaries and (b) the census level at each facility, shall be not less than 72.5% of the census levels for such applicable calendar months for the facilities listed on Schedule 8.1.

        8.2 Total Consolidated Leverage Ratio. As of the last day of each Leverage Test Period beginning on June 30, 2002 through and including December 31, 2002, the Total Leverage Ratio shall not exceed 4.50:1.00. As of the last day of each Leverage Test Period beginning on January 1, 2003 through and including March 31, 2003, the Total Leverage Ratio shall not exceed 4.25:1.00. As of the last day of each Leverage Test Period beginning on April 1, 2003 through and including December 31, 2003, the Total Leverage Ratio shall not exceed 4.00:1.00. As of the last day of each Leverage Test Period beginning on January 1, 2004 through and including December 31, 2004, the Total Leverage Ratio shall not exceed 3.75:1.00. As of the last day of each Leverage Test Period beginning on January 1, 2005 through and including December 31, 2005, the Total Leverage Ratio shall not exceed 3.50:1.00. As of the last day of each Leverage Test Period after January 1, 2006, the Total Leverage Ratio shall not exceed 3.25:1.00.

        8.3 Senior Consolidated Leverage Ratio. As of the last day of each Leverage Test Period beginning on June 30, 2002 through and including March 31, 2003, the Senior Leverage Ratio shall not exceed 3.50:1.00. As of the last day of each Leverage Test Period beginning on April 1, 2003 through and including December 31, 2003, the Senior Leverage Ratio shall not exceed 3.25:1.00. As of the last day of each Leverage Test Period beginning on January 1, 2004 through and including December 31, 2004, the Senior Leverage Ratio shall not exceed 3.00:1.00. As of the last day of each Leverage Test Period after January 1, 2005, the Senior Leverage Ratio shall not exceed 2.75:1.00.

        8.4 Consolidated Interest Coverage Ratio. As of the last day of each Monthly Test Period beginning on June 30, 2002 through and including March 31, 2003, the Interest Coverage Ratio shall not be less than 2.00:1.00. As of the last day of each Monthly Test Period beginning on April 1, 2003 through and including March 31, 2004, the Interest Coverage Ratio shall not be less than 2.25:1.00. As of the last day of each

Monthly Test Period after April 1, 2004, the Interest Coverage Ratio shall not be less than 2.50:1.00.

        8.5 Consolidated Fixed Charge Ratio. As of the last day of each Monthly Test Period beginning June 30, 2002 through and including March 31, 2003, the Fixed Charge Ratio shall be a minimum of 1.20:1.00. As of the last day of each Monthly Test Period after April 1, 2003, the Fixed Charge Ratio shall not be less than 1.33:1.00. For purposes of this financial covenant only, the following shall be excluded from calculation of the Fixed Charge Ratio: (a) the aggregate amount of all principal payments made in an aggregate amount not to exceed $2,500,000 by the Company and the Subsidiaries to The Brown Schools, Inc. in accordance with the provisions of the note evidencing such Indebtedness, (b) all non-cash interest expenses related to such Seller Notes and (c) such other non-occurring charges as the Purchaser may consent to in its sole discretion (e.g., computer conversions).

                                   ARTICLE IX

                              AFFIRMATIVE COVENANTS

        On and after the date hereof, until all of the Obligations of the Company to the Purchaser have been satisfied, the Company shall, and shall cause the Subsidiaries to, observe the following covenants:

        9.1 Financial Statements. The Company shall deliver to the Purchaser and any other Holder:

        (a) (i) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, audited annual consolidated and consolidating financial statements of the Company and the Subsidiaries, including the notes thereto, consisting of a consolidated and consolidating balance sheet at the end of such completed fiscal year and the related consolidated and consolidating statements of income, retained earnings, cash flows and owners' equity for such completed fiscal year, which financial statements shall be prepared and certified without qualification by an independent certified public accounting firm satisfactory to the Purchaser and accompanied by related management letters, if available, and (ii) as soon as available and in any event within 30 days after the end of each calendar month, unaudited consolidated and consolidating financial statements of the Company and the Subsidiaries consisting of a balance sheet and statements of income, retained earnings, cash flows and owners' equity as of the end of the immediately preceding calendar month. All such financial statements shall be prepared in accordance with GAAP consistently applied with prior periods. With each such financial statement, the Company shall also deliver a certificate of its Chief Financial Officer, stating that (A) such Person has reviewed the relevant terms of this Agreement and the Note and the condition of the Company and the Subsidiaries, (B) no Default or Event of Default has occurred or is continuing, or, if any of the foregoing has occurred or is continuing, specifying the nature and status and period of existence thereof and the steps taken or proposed to be taken with respect thereto, and (C) the Company and the Subsidiaries are in compliance with all financial covenants set forth in Article

VIII. Such certificate shall be accompanied by the calculations necessary to show compliance with the financial covenants in a form satisfactory to the Purchaser.

        (b) as soon as available, and in any event within 10 days after the preparation or issuance thereof or at such other time as set forth below: (i) copies of such financial statements (other than those required to be delivered pursuant to Section 9.1(a)) prepared by, for or on behalf of the Company and the Subsidiaries, and any other notes, reports and other materials related thereto, including, without limitation, any pro forma financial statements; (ii) any reports, returns, information, notices and other materials that the Company or any Subsidiary shall send to its stockholders, members, partners or other equity owners at any time; (iii) all Medicare and Medicaid cost reports and other document and materials filed by the Company or any Subsidiary and any other reports, materials or other information regarding or otherwise relating to Medicaid or Medicare prepared by, for or on behalf of the Company or any Subsidiary; (iv) any other reports, materials or other information regarding or otherwise relating to Medicaid or Medicare prepared by, for, or on behalf of, the Company or any Subsidiary, including, without limitation, (A) copies of licenses and permits required by any applicable federal, state, foreign or local law, statute ordinance or regulation or Governmental Authority for the operation of its business, (B) Medicare and Medicaid provider numbers and agreements, (C) state surveys pertaining to any healthcare facility operated or owned or leased by the Company or any Subsidiary or any of their respective Affiliates, and (D) participating agreements relating to medical plans; (v) within 15 days after the end of each calendar month for such month, (A) a report of the status of all payments, denials and appeals of all Medicare and/or Medicaid Accounts, (B) a sales and collection report and accounts receivable and accounts payable aging schedule, including a report of sales, credits issued and collections received, all such reports showing a reconciliation to the amounts reported in the monthly financial statements, and (C) a report of census and occupancy percentage by payor type; (vi) promptly upon receipt thereof, copies of any reports submitted to the Company or any Subsidiary by its independent accountants in connection with any interim audit of the books of such Person or any of its Affiliates and copies of each management control letter provided by such independent accountants; and (vii) such additional information, documents, statements, reports and other materials as the Purchaser may reasonably request from a credit or security perspective or otherwise from time to time.

        (c) for each fiscal year of the Company thereafter not less than 30 days prior to the commencement of such fiscal year, consolidated and consolidating month by month projected operating budgets, annual projections, profit and loss statements, balance sheets and cash flow reports of and for the Company and the Subsidiaries for such upcoming fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), in each case prepared in accordance with GAAP consistently applied with prior periods; and

        (d) management reports, documentation of material financial transactions, projections, operating reports, acquisition analyses, presentations to banks, financial institutions or potential investors, consultants' reports and such other financial and operating data of the Company and the Subsidiaries as the Purchaser reasonably may request.

        9.2 Certificates; Other Information. The Company shall furnish to the Purchaser and any other Holder:

        (a) any notice of default in respect of any Indebtedness of the Company or any Subsidiary for borrowed money promptly upon receipt thereof; and

        (b) any material amendment, supplement, modification or waiver of the agreements or arrangements of the Company or any Subsidiary for Indebtedness promptly upon execution thereof.

        9.3 Preservation of Corporate Existence. The Company shall, and shall cause each Subsidiary to:

        (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its jurisdiction of incorporation or organization;

        (b) preserve and maintain in full force and effect all material rights, privileges, qualifications, licenses and franchises necessary in the normal conduct of its business; and

        (c) use its reasonable efforts to preserve its business organization.

        9.4 Payment of Obligations. The Company shall, and shall cause the Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including without limitation:

        (a) all Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or any Subsidiary;

        (b) all lawful claims which the Company or any Subsidiary is obligated to pay, which are due and which, if unpaid, might by law become a Lien (to the extent not permitted under Section 10.2 of this Agreement) upon its property; and

        (c) all payments of principal and interest when due (giving effect to any grace periods relating thereto) on Indebtedness of the Company or any Subsidiary.

        9.5 Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply, with its certificate of incorporation and by-laws or other organizational or governing documents and all Requirements of Law and with the directions of any Governmental Authority having jurisdiction over it or its business, except to the extent such failure to comply would not have a material adverse effect on the assets, business, operations, properties, prospects or financial or other condition the

Company and the Subsidiaries, taken as a whole. The Company hereby covenants and agrees that all offerings of securities of the Company or any Subsidiary shall be either (a) registered pursuant to the provisions of the Securities Act and any applicable state securities or "blue sky" laws or (b) exempt from registration under the Securities Act and any applicable state securities or "blue sky" laws.

        9.6 Notices. Upon knowledge of the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Development Officer or the Controller of the Company of any of the events described below, the Company shall give prompt written notice (but in any event within 10 days) to the Purchaser and any other Holder:

        (a) of the occurrence of any default under, or breach of, any of the provisions of Articles VIII, IX or X accompanied by a certificate specifying the nature of such default or breach, the period of existence thereof and the action that the Company has taken or proposes to take with respect thereto;

        (b) of any (i) default or event of default under any material Contractual Obligation of the Company or any Subsidiary, including, without limitation, the Credit Agreement and the Senior Debt Documents, or (ii) dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company or any Subsidiary and any Governmental Authority; and

        (c) each notice pursuant to this Section 9.6 shall be accompanied by a statement by the Chief Executive Officer, President, Chief Financial Officer, Chief Development Officer or the Controller of the Company, setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

        9.7 Issue Taxes. The Company shall pay, or cause to be paid, all documentary and similar Taxes levied under the laws of any applicable jurisdiction in connection with the issuance of the Note (including all loans made thereunder) and the Warrants and the execution and delivery of the other agreements and documents contemplated hereby and any modification of the Note and the Warrants and such other agreements and documents, and will hold the Holder harmless, without limitation as to time, against any and all liabilities with respect to all such Taxes.

        9.8 Inspection; Confidentiality.

        (a) The Company shall permit, and shall cause each Subsidiary to permit, representatives of the Purchaser to visit and inspect any of its properties, to examine its corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with their respective managers, officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested, upon reasonable advance notice to the Company.

        (b) The Purchaser will utilize reasonable good faith efforts to maintain as confidential any confidential information obtained from the Company and the

Subsidiaries pursuant to Section 9.8(a) (other than information which (i) at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by the Purchaser or any of its representatives), (ii) is available to the Purchaser on a non-confidential basis from a source other than the Company or the Subsidiaries, provided that such source was not known by the Purchaser to be bound by a confidentiality agreement with the Company or any Subsidiary, (iii) has been independently developed by the Purchaser or (iv) was obtained more than one year prior to such disclosure), and shall not disclose any such information required to be maintained as confidential pursuant hereto, except (A) to BBH & Co. and its advisors, representatives, agents, partners and employees, (B) to its advisors, representatives, agents, partners (and their representatives and advisors) and employees, (C) to any prospective transferee of the Note, the Warrants or shares of Common Stock issued upon the exercise of the Warrants or of an interest in the Purchaser or in a successor fund sponsored by BBH & Co., provided such prospective transferee agrees to maintain such information in confidence, (D) as may be required by law (including a court order, subpoena or other administrative order or process) or applicable regulations to which the Purchaser is or becomes subject, (E) in connection with any litigation arising out of or related to this Agreement, (F) to the executive officers of the Company or any Subsidiary, or (G) with the consent of the Company.

        9.9 Use of Proceeds. The Company shall use the proceeds of the loan made at the Initial Closing and the sale of the Initial Warrants (a) to repay at the Initial Closing the aggregate principal amount and all accrued interest on the promissory notes listed on Schedule 3.19 and all other amounts due thereunder,
(b) to finance at the Initial Closing the acquisition of the outstanding Capital Stock of Aeries Healthcare pursuant to the terms of the Aeries Purchase Agreement and (c) for working capital purposes. The Company shall use the proceeds of any Additional Loans and the sale of any Additional Warrants to finance at the Additional Closing at which such Additional Loans are made and Additional Warrants are sold a Drawdown Acquisition.

        9.10 Payment of the Note. The Company shall pay the principal of, interest on and all other amounts due in respect of, the Note on the dates and in the manner provided herein and in the Note.

        9.11 Subsidiaries' Guarantee. The Company shall cause each Subsidiary (whether newly formed, presently in existence, subsequently acquired, including, without limitation, in connection with a Drawdown Acquisition, or otherwise), to execute and deliver to the Purchaser the Subsidiaries' Guarantee.

        9.12 PMR Guarantee. Simultaneously with the consummation of the transactions contemplated under the PMR Merger Agreement, the Company shall require PMR to execute and deliver to the Purchaser a guarantee (the "PMR Guarantee") of the obligations of the Company to the Purchaser under this Agreement and the Note, in substantially the form attached hereto as Exhibit H.

        9.13 No Inconsistent Agreements. Neither the Company nor any Subsidiary shall (a) enter into any loan or other agreement after the date hereof or




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

(b) amend or modify any currently existing loan or other agreement, including, without limitation, the Credit Agreement and the Senior Debt Documents, which by its terms restricts or prohibits the ability of the Company to pay the principal of or interest on the Note or restricts or prohibits the ability of the Company to issue Common Stock upon exercise of the Warrants or to issue Put Price Notes, except to the extent contemplated by the Subordination Agreement as in effect on the date hereof.

        9.14 Reservations of Shares. The Company shall reserve and keep available out of its authorized Common Stock, solely for the purpose of issue and delivery upon exercise of the Warrants, such number of shares of Common Stock as shall then be issuable or deliverable upon exercise of the Warrants (assuming, for these purposes, that the maximum number of Warrants issuable under this Agreement are issued and outstanding). Such shares of Common Stock shall, when issued or delivered, be duly and validly issued, fully paid and non-assessable, shall be free and clear of any Liens and shall not be subject to any preemptive or similar rights that have not been waived.

        9.15 Registration and Listing. If any shares of Common Stock required to be reserved for purposes of exercise of the Warrants as provided in the Warrants, require registration with or approval of any Governmental Authority under any federal or state or other applicable law before such shares of Common Stock may be issued or delivered upon exercise of the Warrants, the Company will in good faith and as expeditiously as possible endeavor to cause such shares of Common Stock to be duly registered or approved. In the event that, and so long as, the shares of Common Stock (or any series or class of Capital Stock into which the shares of Common Stock are reorganized, reclassified, reconstituted or otherwise changed) are listed on the NYSE or quoted or listed on any other national securities exchange or Nasdaq, the Company will, if permitted by the rules of such system or exchange, quote or list and keep quoted or listed on such exchange or Nasdaq, upon official notice of issuance, all shares of Common Stock issuable or deliverable upon exercise of the Warrants. In addition, the Company will in good faith and as expeditiously as possible endeavor to obtain private placement numbers for the Note, the Warrants and the shares of Common Stock issued pursuant to the exercise thereof, assigned by the CUSIP Service Bureau of Standard & Poor's Corporation.

        9.16 Allocation for Tax Purposes. The Company hereby covenants and agrees that it shall allocate $1,502,140 of the Initial Purchase Price to the purchase by the Purchaser of the Initial Warrants, and, with respect to each Additional Closing, the Company covenants and agrees to allocate a percentage of the Additional Purchase Price to the Additional Warrants sold at such Additional Closing, as agreed to by the Company and the Purchaser at or prior to such Additional Closing.

        9.17 Register of the Note. The Company will maintain at its principal office a register (the "Register") for the purpose of registering the beneficial owner of the Note and registering transfers and exchanges of the Note. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company may treat each Person whose name is recorded in the Register as the owner of the Note recorded therein.

No transfer or exchange of the Note by the Holder of the Note shall be effective unless it has been recorded in the Register as provided in this Section 9.17. Upon notice from the registered owner of the Note of any sale or transfer thereof, the Company shall register such sale or transfer in the Register. The Register shall be available for inspection by the Holder of the Note and its successors and assigns at any reasonable time and from time to time upon reasonable prior notice.

        9.18 Payment Upon Liquidation. In the event that, at anytime on or prior to the consummation of the PMR Merger, there is a liquidation, dissolution or winding up of the Company or any other event that is considered a "liquidation" under the Company's Certificate of Incorporation, including, without limitation, an Acquisition (as defined in the Certificate of Incorporation) or an Asset Transfer (as defined in the Certificate of Incorporation), but specifically excluding the PMR Merger, the Company agrees to make a payment to the Purchaser upon the occurrence of any such event, in addition to any other payments the Company is required to make to the Purchaser, in an aggregate amount of $99,860 for each $1,000,000 of loans advanced by the Purchaser as of such date pursuant to this Agreement.

        9.19 Right of First Refusal.

        (a) In the event the Company or any Subsidiary (a "ROFR Borrower") receives an offer, term sheet or commitment or makes a proposal (including, without limitation, any application filed in connection with a HUD Financing accepted by any Person (each, an "Offer") which provides for any type of Qualified Debt Financing (as defined below) to or for any ROFR Borrower, the Company shall, or shall cause such ROFR Borrower, to notify the Purchaser of the Offer in writing (including all material terms of the Offer), and the Purchaser shall have 30 calendar days after receipt of such notice (the "Option Period") to agree to provide similar debt financing in the place of such Person upon substantially the same terms and conditions (or terms more favorable to such ROFR Borrower) as set forth in the Offer. For purposes of this Agreement, a "Qualified Debt Financing" means any debt financing which is subordinated to the Credit Agreement. This Section 9.19 shall expire once the ROFR Borrowers have made Offers to the Purchaser in respect of $20 million principal amount of Qualified Debt Financing.

        (b) The Fund shall notify the Company in writing of its acceptance of the Offer pursuant hereto (the "Acceptance Notice"), in which case the Company shall cause the ROFR Borrower to obtain such debt financing, subject to the terms herein, from the Fund and not accept such Offer from such other Person. If no Acceptance Notice has been received by the ROFR Borrower within the Option Period, the ROFR Borrower may consummate the Offer with the other Person on the terms and conditions set forth in the Offer (the "Transaction"); provided, however, that none of the foregoing or any failure by the Fund to issue an Acceptance Notice shall be construed as a waiver of any of the terms, covenants or conditions of the Securities Purchase Agreement or any other Transaction Document. If any transaction described in an Offer is not consummated on the terms set forth in the Offer or with the Person providing the Offer or during the 90 calendar day period following the expiration of the Option Period, the Company shall not permit the ROFR Borrower to consummate the transaction without again complying with this Section 9.19.

                                   ARTICLE X

                               NEGATIVE COVENANTS

        On the date hereof, until all of the Obligations of the Company to the Purchaser have been satisfied, the Company covenants and agrees that neither it nor any Subsidiary will:

        10.1 Restrictions on Indebtedness. Create, incur, suffer or permit to exist, or assume or guarantee, either directly or indirectly, or otherwise become or remain liable with respect to, any Indebtedness, except the following:

        (a) Indebtedness outstanding at the date of this Agreement as set forth on Schedule 5.28 but no amendments or refinancings thereof; provided that all Indebtedness set forth on Schedule 5.28 owing to any seller in connection with the acquisition by the Company or any Subsidiary of any business (whether by asset purchase, stock purchase or otherwise) shall be Subordinated Debt, except as specifically indicated otherwise on Schedule 5.28.

        (b) Indebtedness to the United States Department of Housing and Urban Development ("HUD") in connection with the refinancing of a portion of the Indebtedness under the Credit Agreement in an aggregate amount not to exceed $35,000,000 (including, for purposes of this cap, any Indebtedness to HUD set forth on Schedule 5.28), but no amendments or refinancings thereof.

        (c) Indebtedness owing by any wholly-owned Subsidiary to the Company or to another wholly-owned Subsidiary; provided, that such Indebtedness shall be evidenced by a note and shall be Subordinated Debt.

        (d) Borrowings incurred in the ordinary course of business and not exceeding $100,000 individually or in the aggregate outstanding at any one time; provided, however, that such Indebtedness shall be Subordinated Debt.

        (e) Indebtedness in an amount not to exceed $100,000 in respect of purchase money security interests permitted under Section 10.2(c), including, for purposes of this cap, any Indebtedness in respect of purchase money security interests set forth on Schedule 5.28.

        (f) Indebtedness to the Purchaser incurred in connection with a Drawdown Acquisition as set forth in paragraph (iii) of the definition of "Drawdown Acquisition."

        (g) Indebtedness to the Purchaser.

        (h) Capitalized Lease Obligations of the Company in an amount not to exceed $100,000 including, for purposes of this cap, any Capitalized Lease Obligations set forth on Schedule 5.28.

        (i) Indebtedness under the Credit Agreement (including letters of credit issued under the Credit Agreement) in an aggregate principal amount outstanding not in excess of the current maximum commitment under the Credit Agreement and any additional advances or increases thereunder, so long as, after giving effect to such advances or increases, the Company does not exceed the Total Leverage Ratio; provided, however, that the Company agrees that it shall not permit any amendment, supplement, modification or waiver or refinancing of the Credit Agreement, except as provided in the Subordination Agreement.

        (j) Indebtedness in connection with advances made by a stockholder in order to cure any default of the financial covenants set forth in Article VIII; provided, however, that such Indebtedness shall be Subordinated Debt.

        (k) Indebtedness to any seller of any business incurred in connection with the acquisition by the Company or any wholly-owned Subsidiary of such business (whether by asset purchase, stock purchase or otherwise), but no amendments or refinancings thereof; provided, that such Indebtedness shall be Subordinated Debt;

provided, however, that no Indebtedness shall be permitted under this Section
10.1 unless at the time such Indebtedness is created, incurred, suffered or permitted to exist, or assumed or guaranteed, either directly or indirectly, and after giving effect to such Indebtedness, no Default or Event of Default shall have occurred and be continuing.

Neither the Company nor any Subsidiary shall make prepayments on any existing or future Indebtedness to any Person other than under the Credit Agreement or to the Purchaser or to the extent specifically permitted by this Agreement.

        10.2 Restrictions on Liens. Create or incur or suffer to be created or incurred or to exist any encumbrance, mortgage, pledge, Lien, charge or other security interest of any kind upon any of its property or assets of any character, whether now owned or hereafter acquired, or transfer any of such property or assets for the purposes of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors, or grant any person (other than CapitalSource under the Credit Agreement) a negative pledge or other similar restriction with respect to any of its property or assets, or acquire or agree or have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including, without limitation, Capitalized Leases) or suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors, or sell, assign, pledge or otherwise transfer for security any of its accounts, contract rights, general intangibles, or chattel paper (as those terms are defined in the New York Uniform

Commercial Code) with or without recourse; provided, however, that the Company or any Subsidiary may create or incur or suffer to be created or incurred or to exist:

        (a) Liens in favor of CapitalSource pursuant to the terms of the Senior Debt Documents;

        (b) Existing Liens and security interests described in Schedule 5.32 securing presently outstanding Indebtedness permitted by Section 10.1.

        (c) Purchase money security interests (which term shall include mortgages, conditional sale contracts, Capitalized Leases and all other title retention or deferred purchase devices) to secure the purchase price of property acquired hereafter by the Company or any Subsidiary, or to secure Indebtedness incurred solely for the purpose of financing such acquisitions, in each case to the extent permitted by Section 10.1; provided, however, that no such purchase money security interests shall extend to or cover any property other than the property the purchase price of which is secured by it, and that the principal amount of Indebtedness (whether or not assumed) with respect to each item of property subject to such a security interest shall not exceed the fair value of such item on the date of its acquisition.

        (d) (i) Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, professional liability insurance, unemployment insurance, old age pensions or other social security or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations;
(ii) arising as a result of progress payments under government contracts; and
(iii) Liens for Taxes, assessments or governmental charges or levies and Liens to secure claims for labor, material or supplies to the extent that payment thereof shall not at the time be required to be made in accordance with Section 9.4(a).

        (e) Encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property which do not materially detract from the value of such property or impair its use in the business of the owner or lessee.

        (f) Liens (other than judgments and awards) created by or resulting from any litigation or legal proceeding, provided the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being actively contested in good faith by appropriate proceedings reasonably satisfactory to the Purchaser.

        (g) Liens arising by operation of law to secure landlords, lessors or renters under leases or rental agreements made in the ordinary course of business and confined to the premises or property rented.

        (h) Judgment Liens in an aggregate amount not to exceed (i) $250,000, if such amount is covered by insurance or (ii) $50,000, if such amount is not covered by insurance.

        (i) Liens necessary and desirable for the operation of such Person's business; provided, that the Purchaser has consented to such Liens in writing before their creation and existence and the debt secured thereby is both subject and subordinate in all respects to the Obligations and all of the rights and remedies of the Purchaser, all in form and substance satisfactory to the Purchaser in its sole discretion.

        (j) Liens in favor of HUD to secure Indebtedness to HUD permitted by
Section 10.1(b);

        Nothing contained in this Section 10.2 shall permit the Company or any Subsidiary to incur any Indebtedness or take any other action or permit to exist any other condition which would be in contravention of any other provision of this Agreement.

        10.3 Investments. Have outstanding or hold or acquire or make or commit itself to acquire or make any Investment, or acquire any interest in, or all or substantially all of the assets of, any Person or joint venture, except the following:

        (a) Investments having a maturity of less than one year from the date thereof by the Company in: (i) obligations of the United States of America or any agency or instrumentality thereof; or (ii) repurchase agreements involving securities described in clause (i) with the Purchaser; and (iii) commercial paper which is rated not less than prime-one or A-1 or their equivalents by Moody's Investor Service, Inc. or Standard & Poor's Corporation, respectively, or their successors.

        (b) Existing Investments of the Company in any Subsidiary, as described on Schedule 10.3.

        (c) Investments consisting of reasonable and customary travel and similar advances to employees of the Company and the Subsidiaries.

        (d) Investments or acquisitions by the Company or any wholly-owned Subsidiary constituting a Drawdown Acquisition.

        10.4 Disposition of Assets. Sell, lease or otherwise dispose of any assets except for the sale, lease or other disposition of Inventory or other property in the ordinary course of business.

        10.5 Mergers, Etc. Without the prior written consent of the Purchaser, enter into any merger or consolidation with or acquire all or substantially all of the assets of any Person, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, except that (a) any wholly-owned Subsidiary may merge into the Company or any other wholly-owned Subsidiary and (b) the Company may merge with PMR Acquisition Corporation, a Delaware corporation, pursuant to the PMR Merger Agreement as in effect on the date hereof.

        10.6 Assumptions, Guaranties, Etc. of Indebtedness of Other Persons. Except as permitted by the Credit Agreement or the Transaction Documents, assume, guarantee, endorse or otherwise be or become directly or contingently liable (including, without limitation, by way of agreement, contingent or otherwise, to purchase, provide funds for payment, supply funds to or otherwise invest in any Person or otherwise assure the creditors of any such Person against loss) in connection with any Indebtedness of any other Person, except for (i) trade credit extended in the ordinary course of business, (ii) advances for business travel and similar temporary advances made in the ordinary course of business to officers, directors and employees and (iii) guaranties by endorsement of negotiable instruments for deposit or collection, or similar transactions in the ordinary course of business.

        10.7 ERISA. At any time while the Company or any Subsidiary has a Pension Plan, permit any accumulated funding deficiency to occur with respect to any Pension Plan or other employee benefit plans established or maintained by the Company or any Subsidiary or to which contributions are made by the Company or any Subsidiary, and which are subject to the "Pension Reform Act" and the rules and regulations thereunder or to Section 412 of the Code, and at all times comply in all material respects with the provisions of the Pension Reform Act and Code which are applicable to such plans. The Company will not, and will cause the Subsidiaries not to, permit the Pension Benefit Guaranty Corporation to cause the termination of any Pension Plan under circumstances which would cause the lien provided for in Section 4068 of the Pension Reform Act to attach to the assets of the Company or any Subsidiary.

        10.8 Distributions. Make (i) any Distributions or make any other payment on account of the purchase, acquisition, redemption, or other retirement of any shares of stock, whether now or hereafter outstanding, (ii) any payments or Distributions to any stockholder, member, partner or other equity owner in such Person's capacity as such, or (iii) any payment of any management, service or related or similar fee to any Person or with respect to any facility owned, operated or leased by the Company or any Subsidiary, except (A) any Subsidiary may make a Distribution to the Company, (B) the Company or any wholly-owned Subsidiary may enter into a Drawdown Acquisition in accordance with the terms and conditions set forth herein, (C) the Company may make a payment in connection with the redemption of the Warrants pursuant to Article XIII, and (D) the Company may make any payment to the Purchaser permitted under this Agreement, the Note or the Warrants.

        10.9 Sale and Leaseback. Sell or transfer any of its properties with the intention of taking back a lease of the same property or leasing other property for substantially the same use as the property being sold or transferred.

        10.10 Transactions with Affiliates. Enter into or amend, modify or renew any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except (i) as disclosed on Schedule 10.10, and (ii) that the Company and the Subsidiaries may pay salaries and bonuses to its directors and officers as are usual and customary in the Company's or the Subsidiaries' business; provided, that no payment of any bonus shall be permitted if a Default or Event of Default has occurred and remains in effect or would be caused by or result from such payment.

        10.11 Change in Business. Engage in any business, or permit any Subsidiary thereof so to do, other than the business of owning and operating freestanding specialty psychiatric hospitals and managing psychiatric units owned by third parties and any other business reasonably related to the foregoing business.

        10.12 PMR Merger Agreement. Amend, supplement, modify or waive any provision of the PMR Merger Agreement or the documents related thereto without the prior written consent of the Purchaser; provided, however, that prior to the consummation of the PMR Merger, the Company shall cause PMR Corporation to amend the PMR Merger Agreement in order to provide that, upon consummation of the PMR Merger, PMR Corporation shall assume the Company's obligations relating to the Warrants (whether then or thereafter issued and including, without limitation, the obligation to issue Additional Warrants on the terms set forth in this Agreement) such that each holder of a Warrant shall thereafter have the right to exercise such Warrant for the number of shares of PMR Common Stock that would have been received by a holder of the number of shares of Common Stock into which such Warrant could have been exercised immediately prior to the PMR Merger (subject to further adjustment as set forth in the Warrants).

        10.13 Drawdown Acquisition Documents. Amend, supplement, modify or waive any provision of any Drawdown Acquisition Documents or the Aeries Purchase Agreement and the documents related thereto, without the prior written consent of the Purchaser.

        10.14 Stock Option Plan. Issue, without the consent of the Purchaser, any equity securities, options, warrants or other rights to purchase shares of Capital Stock of the Company or stock appreciation rights, to any director, officer, employee or consultant of the Company or any Subsidiary, other than pursuant to (i) the Plan, without regard to any amendment or modification thereof, other than any amendment or modification thereof approved by the Board of Directors of the Company, (ii) an amendment of the Plan approved by the Purchaser or (iii) a plan adopted with the consent of the Purchaser.

        10.15 Organizational Documents; Etc. (i) Amend its Certificate of Incorporation or By-laws or equivalent organizational or governing documents without the prior written consent of the Purchaser; (ii) change its fiscal year unless the Company demonstrates to the Purchaser's satisfaction compliance with the covenants contained herein for both the fiscal year in effect prior to any change and the new fiscal year period by delivery to the Purchaser of appropriate interim and annual pro forma, historical and current compliance certificates for such periods and such other information as the Purchaser may reasonably request; (iii) amend, alter or suspend or terminate or make provisional in any material way, any license, lease, power, permit, franchise, certificate, authorization, approval, certificate of need, provider number or other rights without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld; (iv) wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking or that would result in any of the foregoing; or (v) use any proceeds of any loans hereunder for "purchasing" or "carrying" "margin stock" as defined in Regulations U, T or X of the Board of Governors of the Federal Reserve System.

        10.16 Payment on Subordinated Debt. Neither the Company nor any Subsidiary shall (a) make any prepayment of any part or all of any Subordinated Debt, (b) repurchase, redeem or retire any instrument evidencing any such Subordinated Debt prior to maturity, or (c) enter into any agreement (oral or written) which could in any way be construed to amend, modify, alter or terminate any one or more instruments or agreements evidencing or relating to any Subordinated Debt.

                                   ARTICLE XI

                              DEFAULTS AND REMEDIES

        11.1 Events of Default. The occurrence of any one or more of the following shall constitute an "Event of Default" hereunder:

        (a) The Company shall fail to pay any amount on the Obligations or provided for in this Agreement or the Note when due (whether on any payment date, at maturity, by reason of acceleration, by notice of intention to prepay, by required prepayment or otherwise); provided, that, if the Company shall fail to pay any amount on the Obligations when due, there shall be a one-day grace period after receipt by the Company of written notice from the Purchaser or any Holder of the Note of such nonpayment;

        (b) Any representation, statement or warranty made or deemed made by (i) the Company in this Agreement (including the representations and warranties made pursuant to Section 2.5) or the Note or in any other certificate, document, report or opinion delivered in conjunction therewith, (ii) any Subsidiary in the Subsidiaries' Guarantee or in any certificate, document, report or opinion delivered in conjunction therewith, or (iii) PMR Corporation in the PMR Guarantee (if any) or in any other certificate, document, report or opinion delivered in conjunction therewith, shall not be true and correct in all material respects or shall have been false or misleading in any material respect on the date when made or deemed to have been made (except to the extent already qualified by materiality, in which case it shall be true and correct in all respects and shall not be false or misleading in any respect);

        (c) The Company, any Subsidiary or PMR Corporation or other party thereto, other than the Purchaser or any Holder of any Warrant or the Note, shall be in violation, breach or default of, or shall fail to perform, observe or comply with any covenant, obligation or agreement set forth in, this Agreement, the Note, the Subsidiaries' Guarantee or the PMR Guarantee (if any), and such violation, breach, default or failure shall not be cured within the applicable period set forth in the applicable document; provided that, with respect to the affirmative covenants set forth in Article IX (other than Sections 9.3, 9.4, 9.9, 9.10, 9.11, 9.12 and 9.17 for which there shall be no cure period), there shall be a 30 day cure period commencing from the earlier of
(i) receipt by such Person of written notice of such breach, default, violation or failure, and (ii) the time at which such Person or any authorized officer thereof knew or became aware, or should have known or been aware, of such failure, violation, breach or default;

        (d) This Agreement, the Note, the Subsidiaries' Guarantee or the PMR Guarantee (if any) ceases to be in full force and effect;

        (e) One or more judgments or decrees is rendered against the Company or any Subsidiary in an amount in excess of (i) $300,000, if such amount is covered by insurance or (ii) $100,000, if such amount is not covered by insurance, which is/are not satisfied, stayed, vacated or discharged of record within 30 calendar days of being rendered;

        (f) (i) Any default occurs, which is not cured or waived, in the payment of any amount with respect to any Indebtedness (other than the Obligations) of the Company or any Subsidiary in excess of $100,000, and such default continues for more than any applicable grace period, or (ii) any Indebtedness of the Company or any Subsidiary in excess of $100,000 is declared to be due and payable or is required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof, or any obligation of such Person for the payment of Indebtedness (other than the Obligations) is not paid when due or within any applicable grace period, or any such obligation becomes or is declared to be due and payable before the expressed maturity thereof;

        (g) The Company or any Subsidiary shall (i) be unable to pay its debts generally as they become due, (ii) file a petition under any insolvency statute,
(iii) make a general assignment for the benefit of its creditors, (iv) commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property, or (v) file a petition seeking reorganization or liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute;

        (h) (i) A court of competent jurisdiction shall (A) enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Company or any Subsidiary or the whole or any substantial part of any such Person's properties, which shall continue unstayed and in effect for a period of 60 days, (B) approve a petition filed against the Company or any Subsidiary seeking reorganization, liquidation or similar relief under the any Debtor Relief Law or any applicable law or statute, which is not dismissed within 60 days or, (C) under the provisions of any Debtor Relief Law or other applicable law or statute, assume custody or control of the Company or any Subsidiary or of the whole or any substantial part of any such Person's properties, which is not irrevocably relinquished within 60 days, or (ii) there is commenced against the Company or any Subsidiary any proceeding or petition seeking reorganization, liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute, which (A) is not unconditionally dismissed within 60 days after the date of commencement, or (B) is with respect to which the Company or such Subsidiary takes any action to indicate its approval of or consent to;



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

        (i) (i) Any event, condition or circumstance or set of events, conditions or circumstances or any change has occurred or is reasonably expected to occur which (A) has or could reasonably be expected to have a material adverse effect upon or change in the validity or enforceability of this Agreement, the Note, the Subsidiaries' Guarantee or the PMR Guarantee (if any),
(B) has been or could reasonably be expected to be material and adverse to the business, operations, prospects, properties, assets, liabilities or condition of the Company and/or any Subsidiary, either individually or taken as a whole, or
(C) has materially impaired or could reasonably be expected to materially impair the ability of the Company, any Subsidiary or PMR Corporation, as the case may be, to perform the Obligations or to consummate the transactions under this Agreement, the Note, the Subsidiary and the PMR Guarantee (if any), as the case may be, (ii) any Liability Event occurs or is reasonably expected to occur, which results or is reasonably expected to result in a liability of the Company or any Subsidiary in excess of $100,000, or (iii) the Company or any Subsidiary ceases any portion of its business operations as currently conducted;

        (j) The Purchaser or any Holder receives any indication or evidence that the Company or any Subsidiary may have directly or indirectly been engaged in any type of activity which, in the Purchaser's judgment, might result in forfeiture of any property to any Governmental Authority which shall have continued unremedied for a period of 10 days after written notice from the Purchaser;

        (k) The issuance of any process for levy, attachment or garnishment or execution in an aggregate amount in excess of $100,000 upon or prior to any judgment against the Company or any Subsidiary or any of their property or assets; or

        (l) The Company or any Subsidiary does, or enters into or becomes a party to any agreement or commitment to do, or cause to be done, any of the things described in this Article XI or otherwise prohibited by this Agreement, the Note, the Subsidiaries' Guarantee or the PMR Guarantee (if any) (subject to any cure periods set forth therein);

then, and in any such event, notwithstanding any other provision of this Agreement, the Note, the Subsidiaries' Guarantee and the PMR Guarantee (if any), the Purchaser and any Holder of the Note may, by notice to the Company (i) terminate their obligations to make Additional Loans hereunder, whereupon the same shall immediately terminate, (ii) declare all or any of the loans made under the Note, all interest thereon and all other Obligations to be due and payable immediately (except in the case of an Event of Default under Section 11.1(d), (g), (h) or (i)(ii), in which event all of the foregoing shall automatically and without further act by the Purchaser be due and payable), in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, and (iii) prohibit any action permitted to be taken under Article X.

        11.2 Rights and Remedies. In addition to the acceleration provisions set forth in Section 11.1, upon the occurrence and continuation of an Event of Default, the Purchaser and any Holder of the Note shall have the right to exercise any and all rights, options and remedies provided for in this Agreement, the Note, the Subsidiaries' Guarantee and the PMR Guarantee (if any) at law or in equity and/or in any other appropriate proceeding either for specific performance or in aid of the exercise of any power granted in this Agreement, the Note, the Subsidiaries' Guarantee or the PMR Guarantee (if any), including, without limitation, the right to (i) apply any property of the Company held by the Purchaser, for the benefit of any Holder of the Note, to reduce the Obligations, and (ii) reduce or otherwise change the maximum aggregate principal amount of Additional Loans under the Note which have not yet been made hereunder. Notwithstanding any provision of this Agreement, the Note, the Subsidiaries' Guarantee or the PMR Guarantee (if any), the Purchaser and any Holder of the Note, in their sole discretion, shall have the right, at any time that the Company fails to do so, and from time to time, without prior notice, to pay for the performance of any of the Obligations. Such expenses and advances shall be added to the Obligations until reimbursed to the Purchaser and any Holder of the Note, and such payments by the Purchaser and any Holder of the Note shall not be construed as a waiver by the Purchaser and any Holder of the Note of any Event of Default or any other rights or remedies of the Purchaser and any Holder of the Note.

        11.3 Rights and Remedies not Exclusive. The Purchaser and any Holder of the Note shall have the right in their sole discretion to determine which rights and/or remedies they may at any time pursue, relinquish, subordinate or modify, and such determination will not in any way modify or affect any of the Purchaser's or any other Holder's rights or remedies under this Agreement, the Note, the Subsidiaries' Guarantee or the PMR Guarantee (if any), applicable law or equity. The enumeration of any rights and remedies in this Agreement, the Note, the Subsidiaries' Guarantee and the PMR Guarantee (if any) is not intended to be exhaustive, and all rights and remedies of the Purchaser and the Holder of the Note described in this Agreement, the Note, the Subsidiaries' Guarantee and the PMR Guarantee (if any) are cumulative and are not alternative to or exclusive of any other rights or remedies which the Purchaser and any Holder of the Note otherwise may have. The partial or complete exercise of any right or remedy shall not preclude any other further exercise of such or any other right or remedy.

                                  ARTICLE XII

                             REDEMPTION OF THE NOTES

        The Company shall redeem the entire outstanding principal (together with accrued interest and premium), if any, on the Note in accordance with the "Mandatory Redemption at the Option of the Holder" and "Mandatory Redemption at Maturity" provisions set forth in Sections 3 and 5 of the Note. The Company may prepay outstanding principal (together with accrued interest) on the Note only if the Note is prepaid in accordance with the "Optional Redemption" provisions set forth in Section 4 of the Note.



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

                                  ARTICLE XIII

                             REDEMPTION OF WARRANTS

        13.1 Holder's Right to Require Redemption. The Company hereby covenants and agrees with the Purchaser and each Holder of Warrants or the shares of Common Stock issued upon the exercise of the Warrants that:

        (a) Upon the earliest to occur of (i) a Prepayment Event, (ii) all or any portion of the Obligations becoming due and payable pursuant to Section 11.2 and (iii) the sixth anniversary of the Initial Closing Date, the Purchaser, on behalf of the Holders of Warrants, may at any time by notice to the Company (a "Demand Notice") require the Company to redeem (unless otherwise prevented by law) all of the outstanding Warrants, and the shares of Common Stock issued upon exercise of the Warrants, held by the Holders at a purchase price equal to the Fair Market Value per share of Common Stock (less, in the case of the Warrants, the Exercise Price (as defined in the Warrants) for each such share) at the time multiplied by the number of such shares of Common Stock issuable or issued upon the exercise of the Warrants (the "Put Price") in cash, in immediately available funds payable upon actual delivery to the Company or the Company's transfer agent of the Warrants and the share certificates representing the shares of Common Stock issued upon exercise of the Warrants, as the case may be; provided, however, that the Company's payment of the Put Price in cash is approved by CapitalSource under the Credit Agreement. The Company shall promptly notify all Holders as to whether such approval of CapitalSource under the Credit Agreement has been obtained. Within 20 days following receipt of a Demand Notice, the Company shall give notice (a "Required Redemption Notice") to all registered holders of Warrants and shares of Common Stock issued upon the exercise of the Warrants who did not participate in the Demand Notice (the "Nonparticipating Holders") that the Company has received a Demand Notice and shall inform each such Nonparticipating Holder that it has the right under this Section 13.1(a) to include in the redemption any or all of its Warrants and shares of Common Stock issued upon exercise of the Warrants held by such holder by giving the Company written notice of its desire to participate within 15 days following receipt of the Company's Required Redemption Notice. Notice of a request for redemption pursuant to this Section 13.1 shall be sent in accordance with Section 15.2. If the Company is obligated pursuant to this Section 13.1 to redeem Warrants and/or shares of Common Stock issued upon exercise of the Warrants, the Company shall redeem the Warrants and/or shares of Common Stock issued upon exercise of the Warrants participating in such demand no later than 10 Business Days after completion of the valuation procedure described in Section 13.1(c) (the "Redemption Date"). At any time on or after the Redemption Date, the participating holders of Warrants and shares of Common Stock issued upon exercise of the Warrants shall be entitled to receive payment of the Put Price in cash in immediately available funds upon the actual delivery to the Company or its transfer agent of their Warrants or share certificates representing the shares of Common Stock issued upon exercise of the Warrants. Notice of a Prepayment Event shall be mailed no more than 20 Business Days prior to the occurrence of a Prepayment Event to each Holder of Warrants and shares of Common Stock issued upon exercise of the Warrants, at such Holder's address as it appears on the transfer books of




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

the Company. The Redemption Date shall be fixed by the Company in the notice and shall be on or prior to the consummation of the Prepayment Event; provided, however, that the Company shall not be required to redeem the Warrants and the shares of Common Stock issued upon exercise of the Warrants, unless such Prepayment Event shall be consummated, in which case the Company shall be required to redeem the Warrants and shares of Common Stock issued upon exercise of the Warrants immediately prior to or simultaneously with the consummation of such transaction.

        (b) If the Company fails to pay the Put Price in cash because under applicable law it is prevented from making such payment or because it does not obtain the requisite approval of CapitalSource under the Credit Agreement to make such payment, the Company's obligation to pay the Put Price shall remain in full force and effect as a senior subordinated obligation of the Company payable on the earlier of (i) the first anniversary of the Demand Notice or (ii) the Maturity Date (as defined in the Note purchased pursuant hereto), accruing interest at the rate of 18% per annum, compounded quarterly, calculated using twelve thirty day months and a 360 day year, payable-in-kind quarterly in arrears, prepayable at any time without premium, and otherwise on terms substantially similar to the terms of the Note (the "Put Price Notes"). The Put Price Notes shall be unconditionally guaranteed by PMR Corporation if the PMR Merger has been consummated; provided, however, that the Put Price Notes and the guarantee thereof by PMR Corporation shall be subordinated to the Indebtedness under the Credit Agreement on the terms set forth in the Subordination Agreement. The form and substance of the Put Price Notes and the guarantee thereof by the Company shall be reasonably acceptable to the Purchaser. The Company shall use reasonable best efforts (i) to obtain the approval of CapitalSource under the Credit Agreement to payment of the Put Price in cash and
(ii) to overcome any legal obstacle to making payment of the Put Price. Neither the Company nor any Subsidiary shall enter into any loan or other agreement which contains provisions that, or amend or modify any loan or other agreement to include provisions that restrict or prohibit the ability of the Company to issue the Put Price Notes.

        (c) As used in this Section 13.1, "Fair Market Value" shall mean the amount which a willing buyer, under no compulsion to buy, would pay a willing seller, under no compulsion to sell, in an arm's-length transaction to a third party which is not an Affiliate of the Company treating the Company and the Subsidiaries as a going concern and without regard to (i) the lack of liquidity of Common Stock due to any restrictions or other limitations contained in this Agreement, the Investor Rights Agreement, the Co-Sale Agreement, the Voting Agreement, the Warrants or otherwise, (ii) any discount for minority interests,
(iii) the fact that some of the issued and outstanding shares of Common Stock may not have any voting rights or may not have full voting rights, (iv) the fact that one or more of the holders of Common Stock may be unable to exercise in full any of its voting rights due to regulatory, contractual or other restrictions, or (v) the fact that contractual or regulatory approvals, consents, waivers, licenses, permits or notifications may need to be obtained in connection with such sale and the time required to obtain the same and without any reduction to such price attributable to management fees, option costs and other similar fees and expenses. The Fair Market Value shall be determined, in the first instance, by a negotiation between the

Company and the Holders affected by such determination, and if such negotiation has not reached a determination acceptable to all negotiating parties within 10 Business Days after commencing such negotiation (or such other period as all the negotiating parties agree), then the Fair Market Value shall be determined by an independent, national recognized valuation expert selected by the Holders of a majority of the shares of Common Stock issued or issuable that are being put to the Company under this Section 13.1 (and reasonably acceptable to the Company), acting in a diligent and prompt manner and at the Company's expense. Upon the determination of Fair Market Value by a valuation expert, the Company shall promptly give notice thereof to all Holders of Warrants and Common Stock issued upon exercise of the Warrants, setting forth in reasonable detail the method and basis of determination of such Fair Market Value. Such determination shall be binding on the Company and the Holders. The Company shall provide the valuation expert with all information about the Company and the Subsidiaries which such valuation expert reasonably deems necessary for determining the Fair Market Value.

                                  ARTICLE XIV

                                  SUBORDINATION

        The payment obligations under this Agreement and the Note shall at all times be wholly subordinate and junior in right of payment to the Indebtedness under the Senior Debt Documents to the extent and in the manner provided in the Subordination Agreement.

                                   ARTICLE XV

                                  MISCELLANEOUS

        15.1 Survival of Provisions. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Purchaser or any Affiliate, acceptance of the Note, the Warrants and shares of Common Stock issued pursuant to the exercise of the Warrants and payment therefor, payment of the Note upon redemption, prepayment or otherwise, exercise of the Warrants and the termination of this Agreement.

        15.2 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier services or personal delivery to the following addresses, or to such other addresses as shall be designated from time to time by a party in accordance with this Section 15.2:



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

        (a) if to the Purchaser:

                        The 1818 Mezzanine Fund II, L.P.
                        c/o Brown Brothers Harriman & Co.
                        59 Wall Street
                        New York, New York 10005
                        Attention: Joseph P. Donlan
                        Telecopier No.: (212) 493-8429

                        with a copy to:

                        Paul, Weiss, Rifkind, Wharton & Garrison
                        1285 Avenue of the Americas
                        New York, New York 10019-6064
                        Attention: Marilyn Sobel, Esq.
                        Telecopier No.: (212) 757-3990

        (b) if to the Company:

                        Psychiatric Solutions, Inc.
                        113 Seaboard Lane, Suite C-100
                        Franklin, TN 37067
                        Attention: Chief Executive Officer
                        Telecopier No.: (615) 312-5711

                        with a copy to:

                        Harwell Howard Hyne Gabbert & Manner, P.C.
                        315 Deaderick Street, Suite 1800
                        Nashville, TN 37238
                        Attention: Lee C. Dilworth, Esq.
                        Telecopier No.: (615) 251-1059

        All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered to a courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

        15.3 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns and permitted transferees of the parties hereto. Except as provided in Article VII, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement, the Note and the Warrants.



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

        15.4 Assignments.

        (a) The Company may not assign any of its rights or obligations under this Agreement without the written consent of the Purchaser.

        (b) The Purchaser and any subsequent Holder of the Note or any Warrants may, at any time or from time to time, sell, agree to sell or assign to one or more other Persons who agree to be bound by all of the terms of this Agreement and the terms of the Note or Warrant Certificates, as the case may be, all or any portion of the Note or any Warrant Certificate. In the event of any such sale or assignment of the Note, upon surrender for exchange of the Note at the office of the Company designated for notices in accordance with Section 15.2, the Company shall execute and deliver in exchange therefor, without expense to the holder, one or more new Notes in the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered as such holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered (or, if no interest has been paid, the date of such surrendered
Note), in the name of such Person or Persons as may be designated by such holder in writing, and otherwise of the same form and tenor as the Note so surrendered for exchange. Every Note surrendered for transfer shall be duly endorsed, or accompanied by a written instrument of transfer duly executed by the holder of such Note or its attorney duly authorized in writing. Any sale or assignment of a Warrant Certificate shall be in accordance with the provisions of Section 7 of the Warrant Certificate.

        15.5 Amendment and Waiver.

        (a) No failure or delay on the part of any Holder, in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any Holder of the Note or any Warrant at law, in equity or otherwise.

        (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by the Company from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and (x) holders of a majority of the aggregate principal amount of the loans made under the Note and (y) holders of a majority of the shares of Common Stock issued or issuable upon the exercise of the Warrants, and (ii) only in the specific instance and for the specific purpose for which made or given.

        (c) Any amendment, supplement or modification of or to any provision of the Note, any waiver of any provision of the Note, and any consent to any departure by the Company from the terms of any provision of the Note, shall be effective (i) only if it is made or given in writing and signed by the Company and the holders of a majority of the aggregate principal amount of the loans made under the Note, and




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

(ii) only in the specific instance and for the specific purpose for which made or given; provided, however, that without the consent of each holder of the Note affected, an amendment may not: (A) reduce the rate of or extend the time for payment of interest on the Note; (B) reduce the principal of or extend the maturity of the Note; (C) change the time at which the Note shall or may be prepaid in accordance with the terms of the Note; (D) make the Note payable in money other than that stated in the Note; or (E) make any change to this Section 15.5(c).

        Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

        15.6 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        15.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        15.8 Determinations. Except to the extent that any provision herein expressly requires that a determination be reasonable or a consent not be unreasonably withheld, or be subject to qualifications to a similar effect, all determinations to be made by the Company, the Purchaser or any Holder hereunder in its opinion or judgment or with its approval or otherwise shall be made by it in its sole discretion.

        15.9 Governing Law. This Agreement has been negotiated, executed and delivered in the State of New York, and shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of law thereof.

        15.10 Jurisdiction. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of New York located in New York City or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts pursuant to a contractual provision in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 15.2, such service to become effective 10 days after such mailing. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR




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

BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR ANY FUNDAMENTAL DOCUMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE.

        15.11 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

        15.12 Rules of Construction. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

        15.13 Remedies. If a breach of this Agreement, the Note or the Warrant Certificates by the Company occurs and is continuing, the Purchaser or any Holder of the Note or any Warrant Certificate may pursue any available remedy by proceeding at law or in equity to enforce the performance (including, without limitation, the specific performance) of any provision of this Agreement or the Note or Warrant Certificate. The Purchaser or any Holder of the Note or Warrant Certificate may maintain a proceeding even if it does not possess the Note or Warrant Certificate or does not produce any of them in the proceeding. Except as otherwise provided by law, a delay or omission by the Purchaser or any Holder of the Note or any Warrant Certificate in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy is exclusive of any other remedy. All available remedies are cumulative.

        15.14 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto and thereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings among the parties with respect to such subject matter.

        15.15 Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement or any other of the Transaction Documents or any other document or instrument contemplated hereby or thereby, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees, charges and disbursements in addition to any other available remedy.



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

        15.16 Publicity. Except as may be required by applicable law, no party hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto. If any announcement is required by law to be made by a party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

        15.17 Expenses. The Company acknowledges and agrees that whether or not the transactions contemplated by the Transaction Documents are consummated, it shall reimburse (a) the Purchaser for (i) all reasonable legal fees, expenses and disbursements of PWRW&G and Benesch, Friedlander, Coplan & Aronoff LLP, (ii) all of its reasonable out-of-pocket expenses and (iii) all reasonable expenses of accounting and/or other advisors to the Purchaser relating to its review of the Company's accounting and management information systems, incurred in connection with the due diligence process and the negotiation, execution and delivery of this Agreement and the other Transaction Documents, (b) the Purchaser for all reasonable out-of-pocket expenses of the Purchaser in connection with monitoring the transactions contemplated by the Transaction Documents following the Initial Closing and (c) the Purchaser for all reasonable out-of-pocket expenses and the reasonable legal fees and expenses of legal counsel in connection with any (i) Additional Closing and (ii) amendment, supplement, modification or waiver of or to any provision of this Agreement and the other Transaction Documents following the Initial Closing. The fees and expenses set forth in Sections 15.17(a) and 15.7(c)(i) shall be paid by the Company at the Initial Closing or Additional Closing, as applicable, and the fees and expenses set forth in Sections 15.17(b) and 15.17(c)(ii) shall be paid by the Company as incurred by the Purchaser.

        15.18 Further Assurances. Each of the parties hereto agrees that, except as otherwise provided in this Agreement and subject to its legal obligations, it will use its reasonable best efforts to fulfill all conditions precedent specified herein, and to do all things reasonably necessary to consummate the transactions contemplated hereby.

                  [Remainder of page intentionally left blank.]





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


        IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be executed and delivered as an instrument under seal by their respective officers or partners hereunto duly authorized as of the date first above written.

                                       PSYCHIATRIC SOLUTIONS, INC.



                                       By: /s/ Steven T. Davidson
                                           -----------------------------------
                                            Name: Steven T. Davidson
                                            Title: Chief Development Officer


                                       THE 1818 MEZZANINE FUND II, L.P.

                                       By:  Brown Brothers Harriman & Co.,
                                            General Partner



                                       By: /s/ Joseph P. Donlan
                                           -----------------------------------
                                            Name: Joseph P. Donlan
                                            Title: Managing Director











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